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                                                                     Exhibit 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                     CENTURY ELECTRONICS MANUFACTURING, INC.

                                       AND

                               AMITEK CORPORATION
                                  MYUNG HO PARK
                                 YOON JUNG PARK

                                  July 30, 1999

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                               TABLE OF CONTENTS


1.    Definitions............................................................1

2.    The Merger............................................................11
            2.1.  Constituent Corporations; Surviving Corporation...........12
            2.2.  Certificate of Incorporation, By-Laws and Name of the
                  Surviving Corporation.....................................12
            2.3.  Directors and Officers of the Surviving Corporation.......12
            2.4.  Conversion of the Amitek Shares...........................12
            2.5.  Merger Consideration......................................13
            2.6.  The Closing...............................................13
            2.7.  Deliveries at the Closing.................................13
            2.8.  Surrender of Amitek Shares; Stock Transfer Books..........13
            2.9.  Amitek Stock Options......................................14
            2.10. Closing Date Purchase Price Adjustment....................15
            2.11. Post-Closing Purchase Price Adjustment....................15
            2.12. Further Assurances........................................18

3.    Representations and Warranties of the Principal Sellers...............18
            3.1.  Organization of Amitek....................................18
            3.2.  Capitalization and Ownership of Amitek....................19
            3.3.  Authorization of Transaction..............................19
            3.4.  Noncontravention..........................................19
            3.5.  Brokers' Fees.............................................20
            3.6.  Title to Assets...........................................20
            3.7.  Assets....................................................20
            3.8.  No Subsidiaries...........................................20
            3.9.  Amitek Financial Statements...............................20
            3.10. Indebtedness and Guarantees...............................21
            3.11. Absence of Certain Changes  and Events....................21
            3.12. [Reserved]................................................23
            3.13. Legal and Other Compliance................................23
            3.14. No Material Adverse Change................................23
            3.15. Taxes.....................................................23
            3.16. Property, Plant and Equipment.............................24
            3.17. Intellectual Property.....................................26
            3.18. Inventories...............................................26
            3.19. Contracts.................................................26
            3.20. Notes and Accounts Receivable.............................28
            3.21. Powers of Attorney........................................28
            3.22. Insurance and Risk Management.............................28


                                       -i-
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            3.23. Litigation................................................29
            3.24. Product Warranties Defects Liability......................29
            3.25. Employees.................................................29
            3.26. Employee Benefits.........................................29
            3.27. Environment, Health, and Safety...........................31
            3.28. Affiliated Transactions...................................33
            3.29. Government Contracts......................................33
            3.30. Distributors, Customers, Suppliers........................33
            3.31. No Illegal Payments, Etc..................................33
            3.32. Consents..................................................34
            3.33. Disclosure................................................34
            3.34. Qualification of Principal Sellers........................34
            3.35. Disclaimer of Other Representations and Warranties........34

4.    Representations and Warranties of the Buyer...........................34
            4.1.  Organization of the Buyer and NewSub......................35
            4.2.  Capitalization and Ownership of the Buyer and NewSub......35
            4.3.  Authorization of Transaction..............................36
            4.4.  Noncontravention..........................................36
            4.5.  Brokers' Fees.............................................36
            4.6.  Title to Assets...........................................36
            4.7.  Assets....................................................37
            4.8.  No Subsidiaries...........................................37
            4.9.  Financial Statements of the Buyer.........................37
            4.10. Indebtedness and Guarantees...............................37
            4.11. Absence of Certain Changes  and Events....................37
            4.12. [Reserved]................................................39
            4.13. Legal and Other Compliance................................39
            4.14. No Material Adverse Change................................40
            4.15. Taxes.....................................................40
            4.16. Property, Plant and Equipment.............................41
            4.17. Intellectual Property.....................................43
            4.18. Inventories...............................................43
            4.19. Contracts.................................................43
            4.20. Notes and Accounts Receivable.............................45
            4.21. Powers of Attorney........................................45
            4.22. Insurance and Risk Management.............................45
            4.23. Litigation................................................46
            4.24. Product Warranties Defects Liability......................46
            4.25. Employees.................................................46
            4.26. Employee Benefits.........................................46
            4.27. Environment, Health, and Safety...........................48
            4.28. Affiliated Transactions...................................50


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            4.29. Government Contracts......................................50
            4.30. Distributors, Customers, Suppliers........................50
            4.31. No Illegal Payments, Etc..................................50
            4.32. Consents..................................................50
            4.33. Disclosure................................................51

      4.34. Disclaimer of Other Representations and Warranties..............51
            4.35. Interim Operations of NewSub..............................51

5.    Covenants.............................................................51
            5.1.  General...................................................51
            5.2.  Notices and Consents......................................51
            5.3.  Operation of Business.....................................52
            5.4.  Preservation of Business..................................52
            5.5.  Full Access...............................................52
            5.6.  Notice of Developments....................................53
            5.7.  Exclusivity...............................................53
            5.8.  Access to Records after Closing...........................53
            5.9.  Future Assurances.........................................53
            5.10. Certain Tax Matters.......................................54
            5.11. National Bank of Canada Loan Obligations..................55
            5.13. Certain Amitek Trade Payables.............................56
            5.14. Removal of Non-Amitek Assets and Personnel.  .............56
            5.15. "Drop Down" of Amitek Assets and Liabilities to NewSub. ..56

6.    Conditions to Obligation to Close.....................................57
            6.1.  Conditions to Obligation of the Buyer.....................57
            6.2.  Conditions to Obligations of the Principal Sellers........58

7.    Noncompetition........................................................61

8.    Confidentiality.......................................................61

9.    Indemnification.......................................................62
            9.1.  Exclusive Remedy.  .......................................62
            9.2.  Survival of Representations and Warranties................62
            9.3.  Indemnity by Principal Sellers.  .........................62
            9.4.  Indemnity by Buyer........................................64
            9.5.  Matters Involving Third Parties...........................64
            9.6.  Matters Not Involving Third Party Claims..................66
            9.7.  Set-Off for Final Judgment of Fraud Only..................66

10.   Termination...........................................................66


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            10.1.  Termination of Agreement.................................67
            10.2.  Effect of Termination....................................67

11.   Miscellaneous.........................................................67
            11.1.  Press Releases and Public Announcements..................67
            11.2.  No Third Party Beneficiaries.............................67
            11.3.  Entire Agreement.........................................68
            11.4.  Succession and Assignment................................68
            11.5.  Counterparts.............................................68
            11.6.  Headings.................................................68
            11.7.  Notices..................................................68
            11.8.  Governing Law............................................69
            11.9.  Consent to Jurisdiction..................................69
            11.10. Waiver of Jury Trial.....................................70
            11.11. Reliance.................................................70
            11.12. Amendments and Waivers...................................70
            11.13. Severability.............................................71
            11.14. Expenses.................................................71
            11.15. Construction.............................................71
            11.16. Incorporation of Exhibits and Schedules..................71
            11.17. Specific Performance.....................................71


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                                   Exhibits

A-1   -     Sellers
A-2   -     Restated Certificate of Incorporation of Buyer
A-3   -     Amended and Restated By-laws of Buyer
A-4   -     Directors and Officers of Buyer
B     -     Form of Buyer's Note
C-1   -     Certificate of Merger
C-2   -     Articles of Merger
D-1   -     Amitek Financial Statements
D-2   -     Buyer Financial Statements
E     -     Capital Leases
F     -     Description of Assumed Payables
G     -     Form of Lombardo Employment, Consulting and Noncompetition Agreement
H     -     Instrument of Joinder to Buyer's Stockholders Agreement
I     -     Form of Opinion of  Ropes & Gray
J     -     Waiver of Rights and Amendment under Stockholders Agreement
K     -     Form of Park Employment Agreement
L     -     Form of Stock Pledge Agreement
M     -     Form of Registration Rights Agreement
N     -     Form of Opinion of Hemenway & Barnes
O     -     Form of Waiver of Rights and Amendment under Purchase Agreements
P     -     Purchase Price Adjustment Methodology
Q     -     Non-Amitek Assets and Personnel
R     -     Assignment and Assumption Agreement
S     -     Adjusted Year End Balance Sheet

                                    Schedules

Disclosure Schedule -- Exceptions to Representations and Warranties


                                       -v-
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                       AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into on July 30, 1999, by and among Century Electronics Manufacturing, Inc., a Delaware corporation (the "Buyer"), Amitek Corporation, a Florida corporation ("Amitek"), and Myung Ho Park and Yoon Jung Park (the "Principal Sellers"). The Buyer, Amitek and the Principal Sellers collectively are referred to herein as the "Parties."

      This Agreement contemplates a transaction in which Amitek will be merged with and into Buyer as a result of which Buyer will be the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth herein and pursuant to the General Corporation Law of the State of Delaware (the "DE Corporation Law") and the Business Corporation Act of the State of Florida (the "FL Corporation Law"). The Parties intend that the Merger be treated as a "tax-free" reorganization under section 368(a)(1)(A) of the Code (as hereafter defined).

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1. Definitions.

      "AA Account" has the meaning set forth in Section 5.3.

      "AA Distribution" has the meaning set forth in Section 5.3.

      "Action" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, inquiry, investigation or proceeding by or before any governmental authority.

      "Additional Amount" has the meaning set forth in Section 2.11(d).

      "Adjusted Year End Balance Sheet" shall mean the balance sheet attached hereto as Exhibit S, consisting of the audited balance sheet of Amitek as of the year ended December 31, 1998.

      "Advest" shall mean Advest, Inc., a Delaware corporation, and its Affiliates.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.


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

      "Agreement" has the meaning set forth in the preamble above.

      "Amitek" has the meaning set forth in the preamble above.

      "Amitek Common Stock"  has the meaning set forth in Section 3.2.

      "Amitek Financial Statements" shall have the meaning set forth in Section 3.9.

      "Amitek Shares" has the meaning set forth in Section 2.4(a).

      "Amitek Stock Options" has the meaning set forth in Section 2.9(a).

      "Appeal" shall mean any pleading seeking review or modification of a Judgment of Fraud by means of any right of appeal as may be established by law or any application addressed to the discretion of a court (for example, a petition for a writ of certiorari to the United States Supreme Court or an application for rehearing or reargument).

      "Articles of Merger" means the articles of merger attached as Exhibit C-2 hereto.

      "Assignment and Assumption Agreement" has the meaning set forth in Section 5.15.

      "Assumed Payables" has the meaning set forth in Section 5.13.

      "Award Amount" shall have the meaning given to such term in the definition of "Judgment of Fraud."

      "Bonus and Settlement for Past Services Agreements" shall mean the Bonus and Settlement for Past Services Agreements by and between Amitek and each of Donald A. Winans, Milton Dropkin, Lawrence J. Simmons and Mark A. Lombardo dated as of July 29, 1999.

      "Bonus Plan" shall mean the 1999 Amitek Bonus Plan, dated as of July 29, 1999.

      "Buyer" has the meaning set forth in the preamble above.

      "Buyer Financial Statements" shall have the meaning set forth in Section 4.9.

      "Buyer's Notes" has the meaning set forth in Section 2.5(b).

      "Buyer Shares" has the meaning set forth in Section 2.5(c).

      "Century Common Stock" has the meaning set forth in Section 4.2.

      "Certificate of Merger" means the certificate of merger attached as Exhibit C-1 hereto.

      "Certificates" has the meaning set forth in Section 2.8(a).

      "Chemical Substance" means any chemical substance, including but not limited to any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and, (vii) any other substance, material or waste, which is identified or regulated under any Environmental Law or Safety Law, as now and hereinafter in effect, or other comparable laws.

      "Claim Notice" has the meaning set forth in Section 9.6(a).

      "Closing" has the meaning set forth in Section 2.6.

      "Closing Date" has the meaning set forth in Section 2.6.

      "Closing Date Balance Sheet" has the meaning set forth in Section 2.11(a).

      "Closing Date Downward Adjustment" has the meaning set forth in Section 2.10(b).

      "Closing Date Net Book Value" shall mean the Net Book Value set forth in the Closing Date Balance Sheet, plus an amount equal to the sum of the Transaction and Compensation Expenses.

      "Closing Date Upward Adjustment" has the meaning set forth in Section 2.10(b).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means, with respect to any Party, any and all information concerning the businesses and affairs of such Party other than that information which is already generally or readily obtainable by the public or is publicly known or becomes publicly known through no fault of any other Party.

      "DE Corporation Law" has the meaning set forth in the preamble above.

      "Disclosure Schedule" has the meaning set forth in Section 3.

      "Draft Closing Date Balance Sheet" has the meaning set forth in Section 2.11(a).

      "EBIT" shall mean consolidated Net Income (i) before (a) interest expense, whether cash or noncash of the Buyer and its Subsidiaries determined on a consolidated basis and, (b) provisions for taxes based upon income and (ii) determined without giving effect to extraordinary gains or losses, nonrecurring or unusual gains or losses, or gains or losses from sales of assets other than from inventory sold in the Ordinary Course of Business.

      "EBITDA" shall mean, for any period, EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense that were deducted in determining EBIT for such period as determined in accordance with GAAP.

      "Effective Date" means the date on which the Effective Time occurs.

      "Effective Time" means the time at which the Certificate of Merger shall be duly filed in the office of the Secretary of State of the State of Delaware in accordance with Section 251 of the DE Corporation Law (or such later time as is specified in the Certificate of Merger) and the Articles of Merger shall be duly filed in the office of the Secretary of State of the State of Florida in accordance with Section 607.1105 of the FL Corporation Law, which in any event shall be as soon as practicable immediately following the Closing.

      "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or material fringe benefit plan or program or (e) profit sharing, stock option, stock purchase, equity, stock appreciation, bonus, incentive deferred compensation, severance plan or other benefit plan.

      "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

      "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

      "Environment" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

      "Environmental Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and the Clean "Air Act, the Clean Water Act, each, as amended or hereinafter in effect, and any other law or legal requirement, as now or hereinafter in effect, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; (d) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance; (e) the pollution, protection or clean up of the Environment; or (f) noise.

      "Environmental Liabilities and Costs" means all Losses incurred: (i) to comply with any Environmental Law; (ii) as a result of a Release of any Chemical Substance; or (iii) as a result of any environmental conditions present at, created by or arising out of the past or present operations of Amitek through the Closing Date or of any prior owner or operator of a facility or site at which Amitek now operates or has previously operated.

      "Environmental Permit" means any Permit or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Estimated Closing Date Balance Sheet" has the meaning set forth in
Section 2.10(a).

      "Estimated Closing Date Net Book Value" shall mean the Net Book Value set forth in the Estimated Closing Date Balance Sheet, plus an amount equal to the sum of the Transaction and Compensation Expenses.

      "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

       "Fair Value" shall mean, with respect to each share of the Century Common Stock (i) as of any date after an Initial Public Offering, the average of the last per share sale prices of the Century Common Stock on Nasdaq for the 30 trading days immediately prior to such date, as reported by the Wall Street Journal (Eastern Edition), or (ii) as of any date prior to an Initial Public Offering, (A) the product of eight multiplied by Buyer's EBITDA for the twelve full months immediately preceding the Time of Measurement (B) divided by the number of outstanding shares of Century Common Stock on a fully-diluted basis (without regard to the exercise price or other consideration due to the Company upon conversion or exercise of any option, warrant, or convertible security).

      "Fiduciary" has the meaning set forth in ERISA Section 3(21).

      "Final Judgment of Fraud" shall mean a Judgment of Fraud as to which (i) no Appeal is pending, (ii) neither the Judgment of Fraud, nor the operation or effect thereof, has been stayed, reversed, modified, satisfied, vacated or amended and (iii) the time to file an Appeal has expired, no application for an extension of the time to file an Appeal is pending, and the time to file an application or motion for an extension of time to file an Appeal has expired.

      "FL Corporation Law" has the meaning set forth in the preamble above.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Indebtedness" has the meaning set forth in Section 3.10.

      "Indemnified Party" has the meaning set forth in Section 9.6(a).

      "Indemnifying Party" has the meaning set forth in Section 9.6(a).

      "Independent Firm" has the meaning set forth in Section 2.11(a).

      "Initial Public Offering" shall mean the initial public offering and sale of Century Common Stock for cash pursuant to an effective registration statement on Form S-1 (or any successor form) under the Securities Act.

      "Intellectual Property" means, with respect to the Buyer or Amitek, as the case may be, the entire right, title and interest in and to all proprietary rights of every kind and nature, including Patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing (i) subsisting in, covering, reading on, directly applicable to or existing in the Products or the Technology, including, without limitation, all Intellectual Property of such Party identified in the Disclosure Schedule; (ii) that are owned, licensed or controlled in whole or in part by such Party and relate to the business of such Party; or (iii) that are used in or necessary to the development, manufacture, sales, marketing or testing of the Products.

      "Interim Amitek Financials" has the meaning set forth in Section 3.9.

      "Interim Buyer Financials" has the meaning set forth in Section 4.9.

      "Judgment of Fraud" shall mean a judgment rendered by a court of competent jurisdiction in favor of the Buyer and against the Principal Sellers (i) adjudicating that one or more of the Principal Sellers breached a representation or warranty in Section 3 hereof and such breach constitutes the commission of common-law fraud by such Principal Sellers in connection with the Merger, (ii) adjudicating that the Buyer is entitled to indemnification under Section 9.3 for Losses arising therefrom and (iii) awarding a specific amount of damages in respect of the Losses based upon or arising out of such commission of common-law fraud, which amount the Principal Sellers shall not have paid to the Buyer on or prior to the date of the entry of such judgment (the "Award Amount").

      "Knowledge" of an individual means the actual knowledge of such individual, and knowledge of any other party means the actual knowledge of any executive officer of such party or knowledge that such executive officer should have known after reasonable investigation in the normal course of performance of his or her duties.

      "Laws" means all laws, rules, regulations, codes, injunctions, judgments, decrees, rulings, interpretations, constitution, ordinance, common law, treaty, regulations, or orders, of any federal, state, local, municipal and foreign, international, or multinational governments or administration and all related agencies.

      "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not detract from the value of the property encumbered thereby or impair the use of such property in the business of the company as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and
(v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due in the case of
(i)-(v), which have been incurred in the Ordinary Course of Business.

      "Losses" has the meaning set forth in Section 9.3.

      "M&K" means M&K Technology Inc., a Florida corporation.

      "Material Adverse Effect" means (a) with respect to Amitek, a material adverse effect on the business, financial condition, operations, results of operations or prospects of Amitek, and (b) with respect to the Buyer, a material adverse effect on the business, financial condition, operations, results of operations or prospects of the Buyer and its Subsidiaries, taken as a whole.

      "Merger" has the meaning set forth in the preamble.

      "Merger Consideration" has the meaning set forth in Section 2.5.

      "Most Recent Balance Sheet" means, with respect to the Buyer or Amitek, as the case may be, the balance sheet contained within the Most Recent Financial Statements of such Party.

      "Most Recent Financial Statements" means, with respect to the Buyer or Amitek, as the case may be, the audited Financial Statements for the Most Recent Fiscal Year End of such Party.

      "Most Recent Fiscal Year End" has the meaning set forth in Section 3.9 and
Section 4.9, depending upon the Party referenced thereby.

      "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

      "NBC" has the meaning set forth in Section 5.11.

      "NBC Loan Documents" has the meaning set forth in Section 5.11.

      "Net Book Value" shall mean the excess of total assets over total liabilities of Amitek, determined on a basis consistent with the Purchase Price Adjustment Methodology and otherwise in accordance with GAAP applied in a manner consistent with the preparation of Amitek's Most Recent Financial Statements.

      "Net Income" shall mean the consolidated net income (or loss) after provision for taxes of the Buyer and its Subsidiaries on a consolidated basis.

      "NewSub" shall mean Amitek Corporation, a newly-formed Delaware corporation wholly-owned by the Buyer.

      "Notice Period" has the meaning set forth in Section 9.6(b).

      "Objections" has the meaning set forth in Section 2.11(a).

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" and "Parties" have the meanings set forth in the preamble above.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Pre-Closing Tax Returns" has the meaning set forth in Section 5.10(b) hereof.

      "Principal Sellers" has the meaning set forth in the preamble above.

      "Products" means, with respect to each of the Buyer or Amitek, as the case may be, all current products and services of such Party, any subsequent versions of such products currently being developed, any products currently being developed by such Party which are designed to supersede, replace or function as a component of such products, and any upgrades, enhancements, improvements and modifications to the foregoing.

      "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

      "Purchase Price Adjustment Methodology" shall mean the statement of the methodology on which the Parties have agreed that the Estimated Closing Date Balance Sheet and the Closing Date Balance Sheet shall be prepared, which is attached hereto as Exhibit P.

      "Refund Amount" has the meaning set forth in Section 2.11(d).

      "Related Agreements" means the Buyer's Notes, the Lombardo Employment, Consulting and Noncompetition Agreement, the Buyer's Stockholders Agreement, the Park Employment Agreement, the Stock Pledge Agreement, the Registration Rights Agreement, the Stock Option Agreements, the Bonus Plan, the Bonus and Settlement for Past Services Agreements and the Assignment and Assumption Agreement.

      "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment that may cause an Environmental Liability and Cost (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

      "Reportable Event" has the meaning set forth in ERISA Section 4043.

      "Safety Laws" means the Occupational Safety and Health Act and any other federal, state, local and foreign law, regulation or legal requirement relating to health or safety, each as now or hereinafter in effect, including any such law, regulation or legal requirement relating to the (a) exposure of employees to any Chemical Substance, air quality or working conditions or noise or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substances, air quality or working conditions.

      "Safety Liabilities and Costs" means, with respect to each of the Parties, all Losses incurred to comply with any Safety Law or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of such Party through the Closing Date.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Sellers" shall mean the holders of all of the outstanding shares of capital stock of Amitek, as listed on Exhibit A-1 hereto.

      "Set-Off Date" shall mean the tenth business day after the date on which the Buyer gives the Principal Seller notice certifying, accompanied by an unqualified opinion of Debevoise & Plimpton, Hemenway & Barnes or other counsel reasonably satisfactory to the Principal Sellers opining, that each of the criteria for a Final Judgment of Fraud has been satisfied.

      "Stock Option Agreements" shall mean the Non-Statutory Stock Option Award for Mark A. Lombardo and the Non-Statutory Stock Option Award for Lawrence J. Simmons, each of which was executed by Amitek on July 29, 1999.

      "Subsidiary" means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

      "Surviving Corporation" has the meaning set forth in Section 2.1.

      "Tax" or "Taxes" means (i) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including
FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause
(i) as a result of (A) membership in an affiliated, consolidated or combined group at any time on or prior to the Closing Date or (B) liability as a transferee or successor, by contract or otherwise.

      "Tax Distributions" shall have the meaning set forth in Section 5.3.

      "Tax Return" shall have the meaning set forth in Section 3.15(a) and
Section 4.15(a), depending upon the Party referenced thereby.

      "Technology" means all inventions, copyrightable works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), computer software, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise.

      "Third Party Claim" has the meaning set forth in Section 9.5(a).

      "Time of Measurement" shall mean the first day of the month immediately preceding the month in which Fair Value is being measured.

      "Trademarks" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

      "Transaction and Compensation Expenses" means the sum of (i) the fees and expenses of PricewaterhouseCoopers LLP, Lawrence N. Legg, CPA, Advest and Ropes & Gray incurred by Amitek, whether or not then paid, in connection with the Merger and the proposed Initial Public Offering, to the extent expensed by Amitek in periods prior to and including the Closing Date and so reflected in the Estimated Closing Date Balance Sheet or the Closing Date Balance Sheet, as the case may be, (ii) any amounts relating to the Bonus and Settlement for Past Services Agreements and the Bonus Plan expensed by Amitek in periods prior to and including the Closing Date and so reflected in the Estimated Closing Date Balance Sheet or the Closing Date Balance Sheet, as the case may be, (iii) any AA Distribution to the Sellers pursuant to Section 5.3 that has been reflected in the Estimated Closing Date Balance Sheet or the Closing Date Balance Sheet, as the case may be, as a reduction to the Net Book Value, and (iv) the amount of any fees, expenses or other costs relating to obtaining the consent or other approval of any third parties (including without limitation, Amitek's landlord, lenders, capital lessors and insurers) in connection with the Merger, to the extent expensed by Amitek in periods prior to and including the Closing Date and so reflected in the Estimated Closing Date Balance Sheet or the Closing Date Balance Sheet, as the case may be.

      "Year End Net Book Value" shall mean $1,739,000.

2. The Merger.

      2.1. Constituent Corporations; Surviving Corporation. Buyer and Amitek shall be the constituent corporations to the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Amitek shall be merged with and into Buyer in accordance with the DE Corporation Law and the FL Corporation Law, and Buyer shall be the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the identity and separate existence of Amitek shall cease, and the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers, franchises, properties and other interests of Buyer and Amitek.

      2.2. Certificate of Incorporation, By-Laws and Name of the Surviving Corporation. From and after the Effective Time and thereafter until amended as provided by law, (i) the Certificate of Incorporation of the Surviving Corporation shall be the Restated Certificate of Incorporation of Buyer immediately prior to the Merger in the form annexed hereto as Exhibit A- 2, (ii) the Bylaws of the Surviving Corporation shall be the Amended and Restated By-laws of Buyer in the form annexed hereto as Exhibit A-3, and (iii) the name of the Surviving Corporation shall be "Century Electronics Manufacturing, Inc."

      2.3. Directors and Officers of the Surviving Corporation. The directors and officers of the Surviving Corporation immediately following the Merger shall be as set forth in Exhibit A-4, and all such directors and officers shall hold office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

      2.4. Conversion of the Amitek Shares. At the Effective Time by virtue of the Merger and without any action on the part of the holders thereof:

            (a) Each share of Amitek capital stock (each, an "Amitek Share" and collectively, the "Amitek Shares") issued and outstanding immediately prior to the Effective Time (other than any Amitek Shares to be canceled pursuant to Section 2.4(b)) shall be canceled and shall be converted automatically into the right to receive the Merger Consideration (as defined in Section 2.5 below).

            (b) Each Amitek Share held in the treasury of Amitek immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

            (c) Each share of Buyer's common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (d) Each share of Buyer's preferred stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute one validly issued, fully paid and nonassessable share of preferred stock, par value $.01 per share, of the Surviving Corporation.

      2.5. Merger Consideration. The Buyer agrees to pay to the Sellers at the Closing, subject to adjustment pursuant to Sections 2.10 and 2.11, the aggregate amount of merger consideration (the "Merger Consideration") consisting of:

            (a) $5,654,000 in cash payable by wire transfer to the Sellers in the amounts set forth opposite each Seller's name on Exhibit A-1 and in accordance with written instructions of such Seller given to the Buyer at least two business days prior to the Closing Date;

            (b) the execution and delivery to the Sellers of Buyer's Secured Promissory Notes ("Buyer's Notes") in the aggregate principal amount of $7,219,000 (each individual note to be in the amount set forth opposite each Seller's name on Exhibit A-1 and to be in the form of Exhibit B hereto); and

            (c) 2,127,548 shares of common stock (the "Buyer Shares"), $.01 par value per share, of the Buyer, computed as set forth on the 7/30/99 spreadsheet agreed to by the Parties (each Seller to receive the number of shares set forth opposite such Seller's name on Exhibit A-1).

      2.6. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ropes & Gray in Boston, Massachusetts, commencing at 10:00 a.m. eastern time on July 30, 1999 or such other date as the Parties may mutually determine (the "Closing Date").

      2.7. Deliveries at the Closing. At the Closing, (a) the Principal Sellers will deliver to the Buyer the various certificates, instruments and documents referred to in Section 2.8 and Section 6.1 below, and (b) the Buyer will deliver to the Sellers the various certificates, instruments and documents referred to in Section 6.2 below and the Merger Consideration as set forth in Section 2.5 above.

      2.8. Surrender of Amitek Shares; Stock Transfer Books.

            (a) At the Closing, each Seller shall surrender the certificates evidencing ownership of the Amitek Shares (the "Certificates") to the Surviving Corporation and shall be entitled to receive in exchange therefor the Merger Consideration for each Amitek Share formerly evidenced by each such Certificate, payable to such holder in accordance with the provisions of Sections 2.4 and 2.5 hereof, and such Certificate shall then be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of Amitek, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

            (b) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance herewith. When authorizing such issue of the Merger Consideration in exchange therefor, the Board of Directors of the Surviving Corporation (or any authorized officer thereof) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

            (c) At the close of business on the Effective Date, the stock transfer books of Amitek shall be closed, and no transfer of Amitek Shares shall thereafter be made on such books. From and after the Effective Time the holders of Amitek Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

      2.9. Amitek Stock Options.

            (a) At the Effective Time, the outstanding options to purchase duly authorized Amitek Common Stock granted to Mark A. Lombardo and Lawrence J. Simmons under the Stock Option Agreements (the "Amitek Stock Options"), shall be assumed by Buyer and shall constitute options to acquire (i) in the case of Mark A. Lombardo, 113,773 shares of Century Common Stock at an exercise price of $1.31 per share, and (ii) in the case of Lawrence J. Simmons, 34,132 shares of Century Common Stock at an exercise price of $1.31 per share, in each case on the same terms and conditions set forth in their respective Stock Option Agreement.

            (b) At or before the Effective Time, Buyer shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of Century Common Stock for delivery pursuant to the terms set forth in this Section 2.9 and Sections 5.10.5 and Section 9.

            (c) As soon as practicable following the closing of an Initial Public Offering, subject to any applicable limitations under the Securities Act, Buyer shall file a Registration Statement on Form S-8 (or any successor form), with respect to the shares of Century Common Stock issuable upon exercise of the Amitek Stock Options, and the Buyer shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such options shall remain outstanding.

      2.10. Closing Date Purchase Price Adjustment.

            (a) Three business days prior to the Closing Date, the Principal Sellers will deliver to the Buyer a draft balance sheet (the "Estimated Closing Date Balance Sheet") for Amitek as of the close of business on the Closing Date, prepared (to the extent practicable given its estimated nature) in accordance with the Purchase Price Adjustment Methodology.

            (b) In the event that the Estimated Closing Date Net Book Value exceeds 110% of the Year End Net Book Value, the Purchase Price shall be increased in an amount equal to the amount by which such Estimated Closing Date Net Book Value exceeds 110% of the Year End Net Book Value (the "Closing Date Upward Adjustment"). In the event that the Estimated Closing Date Net Book Value is less than 90% of the Year End Net Book Value, the Purchase Price shall be reduced by an amount equal to the amount by which such Estimated Closing Date Net Book Value is less than 90% of the Year End Net Book Value (the "Closing Date Downward Adjustment"). Any increase or reduction to the Purchase Price pursuant to this Section 2.10 shall be implemented by proportionately adjusting each of the three elements of Merger Consideration provided for in Sections 2.5(a)-(c), such that the value of each of the three elements constitutes the same percentage of the value of the aggregate Merger Consideration as was the case prior to such adjustment, with the Century Common Stock being valued as set forth in the valuation opinion contemplated by Section 6.2(m) hereof. Notwithstanding anything to the contrary in this Agreement, in no event shall any adjustment to the Merger Consideration under this Section 2.10 exceed $1,000,000 in the aggregate.

      2.11. Post-Closing Purchase Price Adjustment.

            (a) Whether or not any adjustment to the Merger Consideration has been made pursuant to Section 2.10 hereof, within 60 days after the Closing Date, the Buyer may prepare and deliver to the Principal Sellers a balance sheet (the "Draft Closing Date Balance Sheet") for Amitek as of the close of business on the Closing Date, prepared in accordance with the Purchase Price Adjustment Methodology and specifically identifying line item by line item any differences from the Estimated Closing Date Balance Sheet. If the Buyer fails to deliver the Draft Closing Date Balance Sheet within such 60-day period, this Section 2.11 shall have no further force and effect. If the Principal Sellers have any objections to the Draft Closing Date Balance Sheet, they will deliver a detailed statement describing their objections (the "Objections") to the Buyer within 20 days after receiving the Draft Closing Date Balance

Sheet. The Buyer and the Principal Sellers will use reasonable efforts to resolve any Objections themselves. If the Buyer and the Principal Sellers do not obtain a final resolution within 20 days after the Buyer has received the statement of Objections, however, the Buyer and the Principal Sellers will select an accounting firm mutually acceptable to them to resolve any unresolved Objections. If the Buyer and the Principal Sellers are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding any accounting firm that has performed services for the Buyer or any of the Principal Sellers within the last three years). The review of any accounting firm selected pursuant to the prior two sentences (the "Independent Firm") shall be made in accordance with the standards set forth in this Section 2.11 and the Purchase Price Adjustment Methodology, and shall be limited to the Objections not previously resolved by the Principal Sellers and the Buyer. The determination of the Independent Firm
(i) shall be made in accordance with the standards set forth in this Section
2.11 and the Purchase Price Adjustment Methodology, (ii) shall be set forth in writing and (iii) shall be conclusive and binding upon the Principal Sellers and the Buyer, shall have the legal effect of an arbitral award and shall be subject only to the judicial review permitted by the Federal Arbitration Act. Judgment on the ruling of the Independent Firm may be entered and enforced in any court having jurisdiction over the Parties and their assets. The Buyer shall revise the Draft Closing Date Balance Sheet as appropriate to reflect the resolution of any Objections pursuant to this Section 2.11. The "Closing Date Balance Sheet" shall mean the Draft Closing Date Balance Sheet together with any revisions thereto made pursuant to this Section 2.11.

            (b) In the event that the Principal Sellers and the Buyer submit any unresolved Objections to the Independent Firm for resolution as provided in
Section 2.11(a) above, the Buyer and the Principal Sellers will share responsibility for the fees and expenses of the Independent Firm as follows:

                  (i) if the Independent Firm resolves all of the remaining Objections in favor of the Buyer, the Principal Sellers will be responsible for all of the fees and expenses of the Independent Firm;

                  (ii) if the Independent Firm resolves all of the remaining Objections in favor of the Principal Sellers, the Buyer will be responsible for all of the fees and expenses of the Independent Firm; and

                  (iii) if the Independent Firm resolves some of the remaining Objections in favor of the Buyer and some in favor of the Principal Sellers, the Principal Sellers and the Buyer will share responsibility for the fees and expenses of the Independent Firm pro rata, based on the relative economic value of the Objections resolved in favor of the Principal Sellers and the Buyer, respectively.

            (c) The Buyer will make the work papers and back-up materials used in preparing the Draft Closing Date Balance Sheet, and the books, records, and financial staff of

Amitek, available to the Principal Sellers and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation by the Buyer of the Draft Closing Date Balance Sheet,
(B) the review by the Principal Sellers of the Draft Closing Date Balance Sheet, and (C) the resolution by the Principal Sellers and the Buyer of any Objections.

            (d) After completion of the procedures set forth above:

                  (i) In the event that the Closing Date Net Book Value exceeds 110% of the Year End Net Book Value, the Buyer will pay to the Sellers, as additional Merger Consideration, an amount (the "Additional Amount") equal to the positive difference between (X) the amount by which such Closing Date Net Book Value exceeds 110% of the Year End Net Book Value, plus the amount of any Closing Date Downward Adjustment erroneously made minus (Y) the amount of any Closing Date Upward Adjustment, within three business days after the date on which the Closing Date Net Book Value finally is determined pursuant to Section 2.11(a) above; provided, that in the event that the above calculation of the Additional Amount results in a negative number (the "Excessive Upward Adjustment Amount"), the Sellers shall pay to the Buyer the Excessive Upward Adjustment Amount pursuant to clause
      (ii) of this subsection (d). The Additional Amount shall be allocated among the Sellers in proportion to their respective shares of the Merger Consideration on the Closing Date and shall be paid 50% in cash or immediately available funds and 50% by the Buyer issuing or transferring to the Sellers validly issued, fully paid and nonassessable shares of Century Common Stock, such stock to be valued at its Fair Value as of the time of payment. In no event shall the Additional Amount plus any Closing Date Upward Adjustment pursuant to Section 2.10 above exceed $1,000,000 in the aggregate.

                  (ii) In the event that the Closing Date Net Book Value is less than 90% of the Year End Net Book Value, the Sellers shall pay to the Buyer, as a reduction in the Merger Consideration, an amount (the "Refund Amount") equal to the positive difference between (X) the amount by which such Closing Date Net Book Value is less than 90% of the Year End Net Book Value, plus the amount of any Closing Date Upward Adjustment erroneously made minus (Y) the amount of any Closing Date Downward Adjustment, within three business days after the date on which the Closing Date Net Book Value finally is determined pursuant to Section 2.11(a) above; provided, that in the event the above calculation of the Refund Amount results in a negative number (the "Excessive Downward Adjustment Amount"), the Buyer shall pay to the Sellers the Excessive Downward Adjustment Amount pursuant to clause (i) of this subsection (d). The Refund Amount shall be paid (A) if prior to the closing of an Initial Public Offering, at the option of the Sellers, by either: (i) payment of the full Refund Amount in cash or immediately available funds, or (ii) permitting the Buyer to offset the Refund Amount against the outstanding principal balance of, and any accrued and unpaid interest on, the Buyer's Notes held by the Sellers (in inverse order of maturity) and, to the extent the outstanding principal balance of, and any accrued and unpaid interest on, such Buyer's Notes is less than the Refund Amount, then such deficit shall be paid by the Sellers in cash or immediately available funds; or (B) if following the closing of an Initial Public Offering, (i) in the manner set forth in clause (A) (ii) above, if any principal of or interest on the Buyer's Notes remain unpaid at that time, or (ii) at the option of the Buyer, by either: (X) payment of the Refund Amount in cash or immediately available funds, or (Y) payment of the Refund Amount in a combination of the payments described in clause
      (B)(ii)(X) above and the transfer and assignment by the Sellers to the Buyer of shares of Century Common Stock, such stock to be valued at its Fair Value as of the time of such payment and the value of such stock in no event to exceed 50% of the aggregate payment being made. Notwithstanding anything to the contrary in this Agreement, in no event shall the Refund Amount plus any Closing Date Downward Adjustment pursuant to Section 2.10 above exceed $1,000,000 in the aggregate.

      2.12. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Amitek or Buyer or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its officers and directors shall be authorized to execute and deliver, in the name and on behalf of the Amitek or Buyer, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of the Amitek or Buyer, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

3. Representations and Warranties of the Principal Sellers. The Principal Sellers jointly and severally represent and warrant to the Buyer that the statements contained in this Section 3, in so far as they relate to Amitek, the Principal Sellers or the Amitek Shares, are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3 and in Section 4 below.

      3.1. Organization of Amitek. Amitek is a Florida corporation, duly organized, validly existing, and in good standing under the laws of the State of Florida. Copies of the articles of incorporation and bylaws of Amitek as amended to date have been heretofore delivered to Buyer and are accurate and complete. Amitek is qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1 of the Disclosure Schedule, which such jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate except for those jurisdictions where the failure to be so qualified will not have a Material Adverse Effect on Amitek.

      3.2. Capitalization and Ownership of Amitek. The authorized capital stock of Amitek consists of 1,000 shares of common stock, $1.00 par value per share (the "Amitek Common Stock"). As of the date hereof, there are issued and outstanding 1,000 shares of Amitek Common Stock, of which no shares are held as treasury stock, and, except as set forth in Section 3.2 of the Disclosure Schedule, all of such shares are held of record and beneficially by the persons and in the respective amounts set forth on Section 3.2 of the Disclosure Schedule, free and clear of any Liens. All of the outstanding shares of capital stock of Amitek have been validly issued, are fully paid and nonassessable. Except as set forth in Section 3.2 to the Disclosure Schedule, there are no agreements restricting the transfer of, or affecting the rights of any holder of, the Amitek Shares, there are no preemptive rights on the part of any holder of any class of securities of Amitek and no outstanding options, warrants, rights, or other agreements or commitments of any kind obligating Amitek, contingently or otherwise, to issue or sell any shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock, and no authorization therefor has been given. Section 3.2 of the Disclosure Schedule sets forth the names of the record holders of all outstanding options, warrants or other rights to purchase, sell or otherwise dispose of, or rights to exchange or convert into, any shares of Amitek's capital stock and the number of shares, exercise prices and expiration dates of such options, warrants or other rights. Except as set forth in Section 3.2 of the Disclosure Schedule, the Sellers own beneficially and of record all of the Amitek Shares, free and clear of all Liens and each Seller has full right, power and authority to transfer the Amitek Shares in the respective amounts as set forth on Exhibit A-1 to Buyer, free and clear of any Liens.

      3.3. Authorization of Transaction. Each of the Sellers and Amitek has the legal capacity, power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements being executed by each of them and to perform their respective obligations hereunder and thereunder. The board of directors of Amitek has duly authorized the execution, delivery and performance of this Agreement and the Related Agreements being executed by Amitek. All corporate and other actions or proceedings to be taken by or on the part of each of the Sellers and Amitek to authorize and permit the execution and delivery by them of this Agreement and the Related Agreements and the instruments required to be executed and delivered by them pursuant hereto and thereto, the performance by them of their respective obligations hereunder and thereunder, and the consummation by them of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement and each of the Related Agreements being executed by the Sellers and Amitek has been duly executed and delivered by them and constitutes the legal, valid and binding obligation of them, enforceable in accordance with its terms and conditions.

      3.4. Noncontravention. Except as set forth in Section 3.4 of the Disclosure Schedule, neither the execution and the delivery of this Agreement and the Related Agreements being executed by the Sellers and Amitek, nor the consummation of the transactions contemplated hereby or thereby (including any of the agreements and instruments required to be delivered pursuant to Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Sellers or Amitek or any of their property is subject or any provision of the charter or by-laws of Amitek or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Amitek or any of the Sellers is a party or by which any of them is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets), which in any case could have a Material Adverse Effect on Amitek. Except as set forth in Section 3.4 of the Disclosure Schedule, none of Amitek or the Sellers needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except for the filing of the Certificate of Merger with the Secretary of State of Delaware and the filing of the Articles of Merger with the State of Florida.

      3.5. Brokers' Fees. Except as set forth in Section 3.5 of the Disclosure Schedule, none of Amitek or the Sellers has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or Amitek could become liable or obligated.

      3.6. Title to Assets. Except as set forth in Section 3.6 of the Disclosure Schedule, Amitek has good title to, or a valid and binding leasehold interest in, the properties and assets used by it, located on its premises, or reflected on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

      3.7. Assets. Except as set forth in Section 3.7 of the Disclosure Schedule, the assets, properties and rights of Amitek reflected in the Most Recent Financial Statements comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used by Amitek in the conduct of its business as currently conducted.

      3.8. No Subsidiaries. Amitek has no Subsidiaries, and does not own, directly or indirectly, any capital stock of, any partnership or other ownership interest in, or any other security issued by, any other corporation, organization, association or entity.

      3.9. Amitek Financial Statements. Attached hereto as Exhibit D-1 are the following financial statements (collectively the "Amitek Financial Statements"):
(i) The Amitek Group audited Combined Balance Sheet as of December 31, 1997,
(ii) The Amitek Group audited Combined Balance Sheet as of December 31, 1998, Combined Statement of Operations and Retained Earnings for the year ended December 31, 1998 and Combined Statement of Cash

Flows for the year ended December 31, 1998 (the "Most Recent Fiscal Year End"), and (iii) the unaudited Amitek Corporation Balance Sheet as of March 31, 1999 and the unaudited Amitek Corporation Statement of Operations for the three months ended March 31, 1999 (the "Interim Amitek Financials"). The Amitek Financial Statements (including, with respect to the audited financial statements only, the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Amitek (or the Amitek Group (as defined therein) as the case may be) in all material respects as of such dates and the results of operations of Amitek (or the Amitek Group, as the case may be) for such periods and are consistent with the books and records of Amitek (or the Amitek Group, as the case may be), subject to normal and recurring year end adjustments and in the case of the unaudited financial statements, the absence of notes.

      3.10. Indebtedness and Guarantees. Except as set forth in the Most Recent Financial Statements and in Section 3.10 of the Disclosure Schedule, Amitek has no indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade payables and other accrued current liabilities incurred in the Ordinary Course of Business), or capital lease obligations, conditional sale or other title retention agreements ("Indebtedness"). Amitek is not a guarantor or otherwise liable for any liability or obligation of any other Person.

      3.11. Absence of Certain Changes and Events. Since the Most Recent Fiscal Year End, and except as disclosed in Section 3.11 of the Disclosure Schedule or set forth in the Interim Amitek Financials, Amitek has conducted its business only in the Ordinary Course of Business and there has not been:

            (a) any sale, lease, transfer, or assignment of any of Amitek's assets, tangible or intangible, other than sales of inventory for a fair consideration in the Ordinary Course of Business;

            (b) any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) entered into other than in the Ordinary Court of Business and in an amount not in excess of $25,000;

            (c) acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which Amitek is a party or by which Amitek is bound;

            (d) creation or imposition of any Lien upon Amitek's assets, tangible or intangible;

            (e) made any capital expenditure (or series of related capital expenditures) involving more than $25,000 singly or $75,000 in the aggregate;

            (f) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

            (g) any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

            (h) any delay or postponement of the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

            (i) any cancellation, compromise, waiver, or release any right or claim or Indebtedness (or series of related rights and claims);

            (j) any grant of any license or sublicense of any rights or modified any rights under or with respect to, or entered into any settlement regarding any infringement of its rights to, any Intellectual Property;

            (k) any issuance, sale, or other disposition of any of its capital stock, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

            (l) any dividend or distribution (whether in cash or in kind) or repurchase, redemption or retirement of any of its capital stock, except to the extent provided in Section 5.3;

            (m) any damage, destruction, or loss (whether or not covered by insurance) to its property;

            (n) any loan to, or enter into any other transaction with its directors, officers, and employees outside the Ordinary Course of Business;

            (o) any employment contract or collective bargaining agreement, written or oral, or modification or change of the terms of any existing such contract or agreement;

            (p) any increase, modification or change in the compensation of any of the officers or employees of Amitek outside the Ordinary Course of Business;

            (q) any adoption, amendment modification or termination of any Employee Benefit Plan of any of director, officer, or employee of Amitek (or taken any such action with respect to any other Employee Benefit
      Plan);

            (r) any payment pursuant to any Employee Benefit Plan or other plan, contract or commitment for the benefit of any of the directors, officers and employees of Amitek;

            (s) any pledge to make or make any charitable or other capital contribution outside the Ordinary Course of Business;

            (t) any amount paid to any third party with respect to any liability (excluding any costs and expenses incurred or which may be incurred in connection with this Agreement and the transactions contemplated hereby) other than in the Ordinary Course of Business;

            (u) any modification or change of the application of GAAP from the manner in which it was applied in the Most Recent Financial Statements;

            (v) any other material adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Amitek; and

            (w) any commitment by Amitek or the Sellers to any of the foregoing.

      3.12. [Reserved]

      3.13. Legal and Other Compliance. Except as set forth in Section 3.13 of the Disclosure Schedule, Amitek is in compliance in all material respects with all applicable Laws the violation of which, either singularly or in the aggregate, could have a Material Adverse Effect on Amitek and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Amitek alleging any failure so to comply. Neither the transfer of the Amitek Shares to the Buyer or consummation of the transactions contemplated hereby conflicts with the rights of any other Person or violates, or with the giving of notice or the passage of time or both will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of Amitek's charter or by-laws or any Lien, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Amitek is a party or by which it may be bound, in each case, which violation, conflict, default, right to accelerate or loss of rights, either singularly or in the aggregate, could have a Material Adverse Effect on Amitek.

      3.14. No Material Adverse Change. Since the date of the Most Recent Financial Statements, Amitek has not experienced any change which has resulted in a Material Adverse Effect on Amitek and, to the Principal Sellers' and Amitek's Knowledge, no event has occurred that may result in such a Material Adverse Effect on Amitek.

      3.15. Taxes. Except as set forth in Section 3.15 of the Disclosure
Schedule:

            (a) Amitek has filed all material returns, declarations of estimated tax, tax reports, information returns and statements required to be filed by it prior to the Closing Date relating to any material Taxes with respect to any income, assets or operations of Amitek, other than those for which extensions shall have been granted prior to the Closing Date (collectively, the "Tax Returns");

            (b) Amitek has made available to the Buyer correct and complete copies of all state and federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Amitek for the last three taxable years;

            (c) Amitek has paid, or made adequate provision in accordance with GAAP, for the payment of all Taxes for the periods ending on or before the Closing Date;

            (d) Amitek has not waived any statute of limitations affecting any Tax liability or agreed to any extension of time during which a Tax assessment or deficiency assessment may be made;

            (e) there are no pending examinations by any taxing authority of any Tax Returns of Amitek and Amitek has not received written notice of any unresolved questions or claims concerning its Tax liability;

            (f) Amitek is not and has not been a party to any Tax allocation or sharing agreement or a member of an Affiliated Group filing a consolidated federal income Tax Return. Amitek has no liability for the Taxes of any other Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

            (g) Amitek has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party;

            (h) other than Liens for Taxes not yet due and payable, there are no Liens on any of the assets of Amitek that arose in connection with any failure (or alleged failure) to pay any Tax; and

            (i) Amitek has duly elected to be treated as an S corporation within the meaning of the subchapter S of the Code and for state Tax law purposes, except in those states which do not recognize S corporation status.

      3.16. Property, Plant and Equipment.

            (a) Amitek does not own any real property.

            (b) Section 3.16(b) of the Disclosure Schedule lists all real property leased or subleased to Amitek. Amitek has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3.16(b) of the Disclosure Schedule (as amended to date) which such leases and subleases have not been amended or modified since the date thereof. Except as set forth in Section 3.16(b) of the Disclosure Schedule, with respect to each lease and sublease listed therein:

                  (i) the lease or sublease is legal, valid, binding,
            enforceable, and in full force and effect;

                  (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on materially identical terms following the consummation of the transactions contemplated hereby;

                  (iii) neither the Principal Sellers nor Amitek nor to their
            Knowledge any other party to the lease or sublease, is in breach or default in any material respect, and, to their Knowledge, no event has occurred which, with notice or lapse of time, would constitute a breach or default in any material respect or permit termination, material modification, or acceleration thereunder;

                  (iv) no party to the lease or sublease has repudiated any
            provision thereof;

                  (v) there are no disputes, oral or written agreements, or
            forbearance program in effect as to the lease or sublease;

                  (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are, to the Knowledge of the Principal Sellers and Amitek, true and correct with respect to the underlying lease;

                  (vii) Amitek has not assigned, transferred, conveyed,
            mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                  (viii) all facilities leased or subleased thereunder have
            received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, the failure of which to obtain could have a Material Adverse Effect on Amitek and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations.

            (c) Except as set forth in Section 3.16(c) of the Disclosure Schedule, the buildings, real property, improvements, machinery, equipment, and other tangible assets owned by Amitek or used by it in the conduct of its business as presently conducted are in good operating condition and repair in all material respects, normal wear and tear excepted.

      3.17. Intellectual Property.

            (a) Section 3.17(a) of the Disclosure Schedule identifies each item of Intellectual Property that Amitek owns or has the right to use pursuant to license, sublicense, agreement, or permission.

            (b) Except as set forth in Section 3.17(b) of the Disclosure Schedule, Amitek owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the operation of its business as presently conducted.

            (c) To the Knowledge of each of the Principal Sellers and Amitek, Amitek has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and there has never been any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of each of the Principal Sellers and Amitek, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Amitek.

            (d) To the Knowledge of each of the Principal Sellers and Amitek, Amitek will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of their respective businesses as presently conducted.

      3.18. Inventories. Except as set forth in Section 3.18 of the Disclosure Schedule, the inventory of Amitek reflected in the Most Recent Balance Sheet and books and records of Amitek is valued at the lower of cost (on a first-in, first-out basis) or market in accordance with GAAP, consistently applied, and does not include any material amount of obsolete items or any material accumulation of slow moving items of below standard quality which, in each case, cannot be used or returned in the Ordinary Course of Business.

      3.19. Contracts. Section 3.19 of the Disclosure Schedule lists the following contracts and other agreements (including any contracts and agreements listed in Sections 3.11, 3.16, 3.17 and 3.28 of the Disclosure Schedule but excluding any contracts or agreements that are terminable by Amitek on not more than 30 days notice without penalty) to which Amitek is a party:

            (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per year;

            (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Amitek or involve consideration in excess of $25,000;

            (c) any agreement concerning a partnership or joint venture;

            (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $25,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

            (e) any agreement concerning confidentiality or noncompetition;

            (f) any agreement relating to Amitek, its assets, liabilities and business, or relating to the Amitek Shares, between or among Amitek or any Principal Seller and any of their Affiliates;

            (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (h) any collective bargaining agreement;

            (i) any agreement providing for the employment or consultancy with any individual on a full-time, part-time, consulting or other basis in excess of $25,000 per year or providing severance or retirement benefits;

            (j) any agreement under which it has advanced or loaned any amount to any of its stockholders, Affiliates, directors, officers, or employees other than in the Ordinary Course of Business;

            (k) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on Amitek; or

            (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000 per year.

The Principal Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3.19 of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.19 of the Disclosure Schedule. Except as disclosed in
Section 3.19 of the Disclosure Schedule, with respect to each such agreement:
(i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) subject to the Buyer obtaining the necessary consents disclosed in
Section 3.32 of the Disclosure Schedule, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on materially identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default in any material respect, and, to the Knowledge of the Principal Sellers and Amitek, no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect, or permit termination, material modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

      3.20. Notes and Accounts Receivable. Except as set forth in Section 3.20 of the Disclosure Schedule, all notes and accounts receivable of Amitek are reflected properly on its books and records in accordance with GAAP, and arose from bona fide transactions in the Ordinary Course of Business subject to no setoffs or counterclaims except as recorded as accounts payable.

      3.21. Powers of Attorney. Except as set forth in Section 3.21 of the Disclosure Schedule and except pursuant to this Agreement, there are no outstanding powers of attorney executed on behalf of Amitek or the Sellers in respect of Amitek, its assets, liabilities or business or the Amitek Shares.

      3.22. Insurance and Risk Management. Section 3.22 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the business operations of Amitek is a party, a named insured, or otherwise the beneficiary of coverage on the date hereof:

            (a) the name, address, and telephone number of the agent;

            (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (c) the policy number, the period of coverage and premium; and

            (d) a description of any retrospective premium adjustments or other loss-sensitive premium arrangements.

Except as set forth in Section 3.22 of the Disclosure Schedule, with respect to each such insurance policy: (i) the policy is in full force and effect; (ii) the transactions contemplated hereby will not result in the cancellation or modification of such policies; (iii) neither Amitek nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), which would permit termination, material modification, or acceleration, under the policy; (iv) the Principal Sellers have delivered true and complete copies of all policies and related indemnity or premium payment agreements to Buyer; and (v) no party to the policy has repudiated any provision thereof. Section 3.22 of the Disclosure Schedule describes any self-insurance arrangements affecting Amitek.

      3.23. Litigation. Except as disclosed in Section 3.23 of the Disclosure Schedule, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the Principal Sellers' or Amitek's Knowledge, threatened, that if determined adversely to Amitek would be reasonably likely to result in a Material Adverse Effect on Amitek, or that question the validity of this Agreement or any of the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or any of the Related Agreements nor, to the Principal Sellers' or Amitek's Knowledge, is there any basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against Amitek affecting adversely in any material respect any of its assets, businesses or operations under any federal, state or local law.

      3.24. Product Warranties Defects Liability. Except as set forth in Section
3.24 of the Disclosure Schedule, to the Knowledge of Amitek and the Principal Sellers, substantially all products manufactured, sold, leased, or delivered by Amitek have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and Amitek has no liability for replacement or repair thereof, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet.
Section 3.24 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for Amitek's products generating$1,000,000 in annual net sales since January 1, 1996 (containing applicable guaranty, warranty, and indemnity provisions). Except as set forth in Section 3.24 of the Disclosure Schedule, to the Knowledge of Amitek and the Principal Sellers, Amitek has no liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by it and there has been no inquiry or investigation made in respect thereof by any Person including any governmental or administrative agency, other than such liability for which Amitek has obtained insurance coverage pursuant to insurance policies listed in Section 3.22 of the Disclosure Schedule which such policies will remain in full force and effect without material modification or increase in premium as a result of the transactions contemplated hereby.

      3.25. Employees. Except as set forth in Section 3.25 to the Disclosure Schedule, to the Knowledge of Amitek and the Principal Sellers, no executive, key employee, or group of employees has any plans to terminate employment with Amitek. Amitek has not experienced any labor disputes or work stoppage due to labor disagreements. Amitek is not nor has ever been a party to any collective bargaining agreements or the subject of any organizational activity.

      3.26. Employee Benefits.

            (a) Section 3.26 of the Disclosure Schedule lists each Employee Benefit Plan that Amitek maintains or to which Amitek contributes relating to its current or former employees, officers or directors.

                  (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) materially complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (ii) All required reports and descriptions (including Form
            5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

                  (iii) The Principal Sellers have delivered to the Buyer
            correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

            (b) With respect to each Employee Benefit Plan that Amitek maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute, there have been no Prohibited Transactions. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Principal Sellers or the Amitek has any Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

            (c) Amitek does not maintain, nor ever has maintained, nor contributes, nor ever has contributed, nor ever has been required to contribute, to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

            (d) Amitek does not maintain, nor ever has maintained, nor contributes, nor has ever contributed, nor has ever been required to contribute, to any Employee Pension Benefit Plan.

            (e) No promise or commitment to amend or improve any Employee Benefit Plan for the benefit of current or former directors, officers, or employees which is not reflected in the documentation provided to Buyer has been made.

            (f) The transactions contemplated by this Agreement shall not alone or upon the occurrence of any additional or subsequent event, result in any payment, of severance or otherwise, or acceleration, vesting or increase in benefits under any Employee Benefit Plan for the benefit of any current or former director, officer, or employee of Amitek.

      3.27. Environment, Health, and Safety.

            (a) Except as disclosed in Section 3.27 of the Disclosure Schedule:

                  (i) Amitek is and has been in compliance with all applicable
            Environmental Laws and Safety Laws, the violation of which could have a Material Adverse Effect on Amitek;

                  (ii) Amitek has obtained, and is and has been in material
            compliance with the conditions of, all Environmental Permits required for the continued conduct of its business in the manner now conducted and presently proposed to be conducted;

                  (iii) Amitek has filed all required applications, notices and other documents necessary to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of its business in the manner now conducted and presently proposed to be conducted;

                  (iv) there are, to the Knowledge of Amitek and the Principal
            Sellers, no circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of Amitek in respect of off-site storage, transportation or disposal of, or any off-site Release of, a Chemical Substance which reasonably may be expected to give rise to any Environmental Liabilities and costs;

                  (v) there are, to the Knowledge of Amitek and the Principal
            Sellers, no circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of Amitek, including but not limited to any on-site Storage, use, disposal or Release of a Chemical Substance, which reasonably may be expected to give rise to any Environmental Liabilities and Costs or Safety Liability and Costs;

                  (vi) none of Amitek, the Principal Sellers or the present or past assets, properties, businesses, leaseholds or operations of Amitek has received or is subject to, or within the past three years has been subject to, any outstanding order, decree, judgment, complaint, agreement, claim, citation, or notice or is subject to any ongoing judicial or administrative proceeding indicating that either Amitek, the Principal Sellers or the past and present assets Amitek are or may be: (A) in violation of any Environmental Law; (B) in violation of any Safety Laws; (C) responsible for the on-site or off-site storage or Release of any Chemical

            Substance; or, (D) liable for any Environmental Liabilities and Costs or Safety Liabilities and Costs;

                  (vii) no investigation or review with respect to the matters identified in subsection (vi) is pending or, to the Knowledge of Amitek or the Principal Sellers, is threatened, nor has any Authority or other third-party indicated an intention to conduct the same;

                  (viii) neither the business of Amitek nor any of its
            properties or assets is subject to, or as a result of the transactions contemplated by this Agreement will be subject to, the requirements of any Environmental Laws which require notice, disclosure, cleanup or approval prior to transfer of the Amitek Shares, or the business of Amitek or which will impose Liens on any such asset or property or otherwise interfere with or affect the business of Amitek;

                  (ix) Section 3.27 of the Disclosure Schedule lists all
            property presently or previously leased, owned or operated by Amitek and identifies all such property (and the area within that property) that has been used by Amitek or by any other Person (including a prior owner or operator) for the storage or disposal of Chemical Substances;

                  (x) Section 3.27 of the Disclosure Schedule lists all off-site locations, including, without limitation, commercial waste disposal facilities or municipal landfills, to which or at which Chemical Substances originating from Amitek, or its assets, properties or business have been sent (or otherwise have come to be located) in amounts that would require a waste manifest under the Resource Conservation and Recovery Act of 1976 as now in effect for treatment, storage, disposal, reuse or recycling;

                  (xi) Section 3.27 of the Disclosure Schedule sets forth a list of all underground storage tanks owned or operated at any time by Amitek and, except as disclosed in Section 3.27 of the Disclosure Schedule, no such tank is leaking or has leaked at any time in the past, and there is no pollution or contamination of the Environment caused by or contributed to or threatened by a Release of a Chemical Substance from any such tank; and

                  (xii) Section 3.27 of the Disclosure Schedule lists all
            environmental audits, inspections, assessments, investigations or similar reports in Amitek's possession or of which Amitek is aware relating to Amitek's assets, properties or business or the compliance of the same with applicable Environmental Laws and Safety Laws.

            (b) For purposes of this Section 3.27 only, all references to "Amitek" is intended to include any and all other entities to which Amitek may be considered a successor under applicable Environmental Laws. The representations and warranties in this section are the only representations and warranties with respect to Environmental Laws or Environmental Liabilities and Costs, or Safety Laws or Safety Liabilities and Costs notwithstanding any other language in this Agreement of general applicability.

      3.28. Affiliated Transactions. Except as set forth in Section 3.28 of the Disclosure Schedule, Amitek is not party to or bound by any contract, commitment or understanding with any of its stockholders, directors or officers or any of their Affiliates or any member of their family and none of its stockholders, directors or officers or those of Affiliates or any member of their family owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the business of Amitek.

      3.29. Government Contracts. Except as set forth in Section 3.29 of the Disclosure Schedule, Amitek has not been nor is a party to any contract or arrangement with any federal, state or local government agency.

      3.30. Distributors, Customers, Suppliers. Section 3.30 of the Disclosure Schedule sets forth a complete and accurate list of (i) the ten largest customers (by dollar volume) of Amitek during the Most Recent Fiscal Year, indicating the existing contractual arrangements with each such customer by product, (ii) all suppliers of significant materials or services to Amitek, indicating the contractual arrangements for continued supply from such Person and (iii) the ten largest distributors (by dollar sales volume) of products of Amitek. Except as set forth in Section 3.30 of the Disclosure Schedule, Amitek has not been threatened or notified, orally or in writing, by one or more of the distributors, customers or suppliers listed in Section 3.30 of the Disclosure Schedule that such Persons have terminated or intend to terminate or are considering terminating their respective business relationships with Amitek or are modifying such relationships with Amitek in a manner which is less favorable to the Amitek.

      3.31. No Illegal Payments, Etc. To the Knowledge of the Principal Sellers, none of the Principal Sellers, nor Amitek, nor any of the directors, officers, employees or agents of Amitek, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder Amitek (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which would subject Amitek to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a Material Adverse Effect on Amitek or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

      3.32. Consents. Section 3.32 of the Disclosure Schedule sets forth a true, correct and complete list of any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the consummation of the transactions contemplated by this Agreement.

      3.33. Disclosure. The representations and warranties contained in this
Section 3 (including the Disclosure Schedule and any other schedules and exhibits required to be delivered by the Principal Sellers to Buyer pursuant to this Agreement) and any certificate required to be furnished by the Principal Sellers to Buyer at the Closing do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

      3.34. Qualification of Principal Sellers. Each Principal Seller represents and warrants, with respect to itself and not with respect to any other Principal Seller, that: (a) such Principal Seller is acquiring the Buyer Shares for his, her or its own account and not with a view to or for resale in connection with any distribution thereof; (b) such Principal Seller understands that such shares of Common Stock have not been registered under the Securities Act or any state securities laws by reason of specified exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of his or its investment intent as expressed herein; (c) such Principal Seller is an "accredited investor" within the meaning of Rule 501 of the Securities Act; (d) such Principal Seller is able to bear the economic risk of investment in the Buyer Shares and is experienced and has such knowledge and experience in financial and business matters that he or it is capable of evaluating the risks and merits of the transactions contemplated by this Agreement; and (e) such Principal Seller acknowledges that the Buyer Shares will bear a legend restricting transfer unless (i) the transfer is exempt from the registration requirements of the Securities Act and an opinion of counsel reasonably satisfactory to Buyer that such transfer is exempt therefrom is delivered to the Buyer, or (ii) the transfer is made pursuant to an effective registration statement under the Securities Act.

      3.35. Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Section 3, the Principal Sellers and Amitek make no representation or warranty, express or implied, at law or in equity, in respect of the Principal Sellers or Amitek or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness of any asset or product for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Principal Sellers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule.

      4.1. Organization of the Buyer and NewSub. Each of the Buyer and NewSub is a Delaware corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware. Copies of the certificate of incorporation and bylaws of each of the Buyer and NewSub as amended to date have been heretofore delivered to the Principal Sellers and are accurate and complete. Each of the Buyer and NewSub is qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section
4.1 of the Disclosure Schedule, which such jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate, except for those jurisdictions where the failure to be so qualified will not have a Material Adverse Effect on the Buyer.

      4.2. Capitalization and Ownership of the Buyer and NewSub. The authorized capital stock of the Buyer consists of 17,593,607 shares of common stock, $.01 par value per share (the "Century Common Stock"), 3,726,027 shares of Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), and 666,667 shares of Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"). As of the date hereof, there are issued and outstanding 6,321,877 shares of Century Common Stock, 3,698,630 shares of Series A Preferred Stock and 666,667 shares of Series B Preferred Stock, of which no shares are held as treasury stock and, except as set forth in Section 4.2 of the Disclosure Schedule, all of such shares are held of record and beneficially by the persons and in the respective amounts set forth on Section 4.2 of the Disclosure Schedule, free and clear of any Liens, and are convertible into the respective amounts of shares of Century Common Stock set forth on Section 4.2 of the Disclosure Schedule. The authorized capital stock of NewSub consists of 1,000 shares of common stock, $.01 par value per share. As of the date hereof, there are issued and outstanding 1,000 shares of common stock of NewSub, of which no shares are held as treasury stock and all of such shares are held of record and beneficially by the Buyer, free and clear of any Liens. All of the outstanding shares of capital stock of each of the Buyer and NewSub have been validly issued, are fully paid and nonassessable. The Buyer Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid and nonassessable. Except as set forth in
Section 4.2 to the Disclosure Schedule, there are no agreements restricting the transfer of, or affecting the rights of any holder of, the Century Common Stock, Series A Preferred Stock or Series B Preferred Stock, there are no preemptive rights on the part of any holder of any class of securities of the Buyer or NewSub and no outstanding options, warrants, rights, or other agreements or commitments of any kind obligating the Buyer or NewSub, contingently or otherwise, to issue or sell any shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock, and no authorization therefor has been given. Section 4.2 of the Disclosure Schedule sets forth the names of the record holders of all outstanding options, warrants or other rights to purchase, sell or otherwise dispose of, or rights to exchange or convert into, any shares of the Buyer's or NewSub's capital stock and the number of shares (including the number of shares of capital stock into which any option, warrant or other convertible security is exercisable or convertible), exercise prices and expiration dates of such options, warrants or other rights.

      4.3. Authorization of Transaction. The Buyer has the legal capacity, power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements being executed by it and to perform its obligations hereunder and thereunder. The board of directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement and the Related Agreements being executed by the Buyer. All corporate and other actions or proceedings to be taken by or on the part of the Buyer to authorize and permit the execution and delivery by it of this Agreement and the Related Agreements and the instruments required to be executed and delivered by it pursuant hereto and thereto, the performance by it of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement and each of the Related Agreements being executed by the Buyer, including but not limited to the Buyer's Notes, has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

      4.4. Noncontravention. Except as set forth in Section 4.4 of the Disclosure Schedule, neither the execution and the delivery of this Agreement and the Related Agreements being executed by the Buyer, nor the consummation of the transactions contemplated hereby or thereby (including any of the agreements and instruments required to be delivered pursuant to Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer or NewSub or any of their property is subject or any provision of the charter or by-laws of the Buyer or NewSub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer or NewSub is a party or by which either of them is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets), which in any case could have a Material Adverse Effect on the Buyer. Except as set forth in Section 4.4 of the Disclosure Schedule, neither the Buyer nor NewSub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Secretary of State of Delaware and the filing of the Articles of Merger with the State of Florida.

      4.5. Brokers' Fees. Except as set forth in Section 4.5 of the Disclosure Schedule, neither the Buyer nor NewSub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      4.6. Title to Assets. Except as set forth in Section 4.6 of the Disclosure Schedule, the Buyer has good title to, or a valid and binding leasehold interest in, the properties and assets used by it, located on its premises, or reflected on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

      4.7. Assets. The assets, properties and rights of the Buyer reflected in the Most Recent Financial Statements comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used by the Buyer in the conduct of its business as currently conducted.

      4.8. No Subsidiaries. Except as set forth in Section 4.8 of the Disclosure Schedule, the Buyer has no Subsidiaries other than NewSub, nor does the Buyer own, directly or indirectly, any capital stock of, any partnership or other ownership interest in, or any other security issued by, any other corporation, organization, association or entity other than NewSub.

      4.9. Financial Statements of the Buyer. Attached hereto as Exhibit D-2 are the following financial statements (collectively the "Buyer Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 1997 and June 30, 1998 (the "Most Recent Fiscal Year End") for the Buyer, and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows for the nine months ended March 31, 1999 for the Buyer (the "Interim Buyer Financials"). The Buyer Financial Statements (including, with respect to the audited financial statements only, the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Buyer in all material respects as of such dates and the results of operations of the Buyer for such periods and are consistent with the books and records of the Buyer, subject to normal and recurring year end adjustments and in the case of the unaudited financial statements, the absence of notes.

      4.10. Indebtedness and Guarantees. Except as set forth in the Most Recent Financial Statements, the Buyer has no Indebtedness. Except as set forth in
Section 4.10 of the Disclosure Schedule, the Buyer is not a guarantor or otherwise liable for any liability or obligation of any other Person.

      4.11. Absence of Certain Changes and Events. Since the Most Recent Fiscal Year End and except as disclosed in Section 4.11 of the Disclosure Schedule or set forth in the Interim Buyer Financials, the Buyer has conducted its business only in the Ordinary Course of Business and there has not been:

            (a) any sale, lease, transfer, or assignment of any of the Buyer's assets, tangible or intangible, other than sales of inventory for a fair consideration in the Ordinary Course of Business;

            (b) any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) entered into other than in the Ordinary Court of Business and in an amount not in excess of $25,000;

            (c) acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Buyer is a party or by which the Buyer is bound;

            (d) creation or imposition of any Lien upon either of the Buyer's assets, tangible or intangible;

            (e) made any capital expenditure (or series of related capital expenditures) involving more than $25,000 singly or $75,000 in the aggregate;

            (f) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

            (g) any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

            (h) any delay or postponement of the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

            (i) any cancellation, compromise, waiver, or release any right or claim or Indebtedness (or series of related rights and claims);

            (j) any grant of any license or sublicense of any rights or modified any rights under or with respect to, or entered into any settlement regarding any infringement of its rights to, any Intellectual Property;

            (k) any issuance, sale, or other disposition of any of its capital stock, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

            (l) any dividend or distribution (whether in cash or in kind) or repurchase, redemption or retirement of any of its capital stock;

            (m) any damage, destruction, or loss (whether or not covered by insurance) to its property;

            (n) any loan to, or enter into any other transaction with its directors, officers, and employees outside the Ordinary Course of Business;

            (o) any employment contract or collective bargaining agreement, written or oral, or modification or change of the terms of any existing such contract or agreement;

            (p) any increase modification or change in the compensation of any of the officers or employees of the Buyer outside the Ordinary Course of Business;

            (q) any adoption, amendment modification or termination of any Employee Benefit Plan of any of director, officer, or employee of the Buyer (or taken any such action with respect to any other Employee Benefit
      Plan);

            (r) any payment pursuant to any Employee Benefit Plan or other plan, contract or commitment for the benefit of any of the directors, officers and employees of the Buyer;

            (s) any pledge to make or make any charitable or other capital contribution outside the Ordinary Course of Business;

            (t) any amount paid to any third party with respect to any liability (excluding any costs and expenses incurred or which may be incurred in connection with this Agreement and the transactions contemplated hereby) other than in the Ordinary Course of Business;

            (u) any modification or change of the application of GAAP from the manner in which it was applied in the Most Recent Financial Statements;

            (v) any other material adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Buyer; and

            (w) any commitment by the Buyer to any of the foregoing.

      4.12. [Reserved]

      4.13. Legal and Other Compliance. Except as set forth in Section 4.13 of the Disclosure Schedule, the Buyer is in compliance in all material respects with all applicable Laws the violation of which, either singularly or in the aggregate, could have a Material Adverse Effect on the Buyer and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Neither the transfer of the Buyer Shares to the Sellers, nor the consummation of the transactions contemplated hereby, conflicts with the rights of any other Person or violates, or with the giving of notice or the passage of time or both will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Buyer's charter or by-laws or any Lien, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which the Buyer is a party or by which it may be bound, in each case, which violation, conflict, default, right to accelerate or loss of rights, either singularly or in the aggregate, could have a Material Adverse Effect on the Buyer.

      4.14. No Material Adverse Change. Since the date of the Most Recent Financial Statements, the Buyer has not experienced any change which has resulted in a Material Adverse Effect on the Buyer and, to the Buyer's Knowledge, no event has occurred that may result in such a Material Adverse Effect on the Buyer.

      4.15. Taxes. Except as set forth in Section 4.15 of the Disclosure
Schedule:

            (a) The Buyer has filed all material returns, declarations of estimated tax, tax reports, information returns and statements required to be filed by it prior to the Closing Date relating to any material Taxes with respect to any income, assets or operations of the Buyer, other than those for which extensions shall have been granted prior to the Closing Date (collectively, the "Tax Returns");

            (b) the Buyer has made available to the Principal Sellers correct and complete copies of all federal and state income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Buyer for the last three taxable years;

            (c) the Buyer has paid, or made adequate provision in accordance with GAAP, for the payment of all Taxes for the periods ending on or before the Closing Date;

            (d) the Buyer has not waived any statute of limitations affecting any Tax liability or agreed to any extension of time during which a Tax assessment or deficiency assessment may be made;

            (e) there are no pending examinations by any taxing authority of any Tax Returns of the Buyer and the Buyer has not received written notice of any unresolved questions or claims concerning its Tax liability;

            (f) the Buyer is not and has not been a party to any Tax allocation or sharing agreement or a member of an Affiliated Group filing a consolidated federal income Tax Return. The Buyer has no liability for the Taxes of any other Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

            (g) the Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party;

            (h) other than Liens for Taxes not yet due and payable, there are no Liens on any of the assets of the Buyer that arose in connection with any failure (or alleged failure) to pay any Tax; and

            (i) the Buyer has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or will be subject to the excise tax of Code Section 4999.

      4.16. Property, Plant and Equipment.

            (a) Section 4.16(a) of the Disclosure Schedule lists all real property that the Buyer owns. Except as set forth in Section 4.16(a) of the Disclosure Schedule, with respect to each such parcel of owned real property:

                  (i) the Buyer has good and marketable title to the parcel of real property, free and clear of any Lien;

                  (ii) there are no pending or, to the Buyer's knowledge,
            threatened condemnation proceedings, lawsuits, or administrative actions relating to the property which would adversely affect the use, occupancy, or value thereof;

                  (iii) each facility on such parcel has received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof, the failure of which to obtain could have a Material Adverse Effect on the Buyer, and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations;

                  (iv) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of the parcel or any portion thereof;

                  (v) there are no outstanding options or rights of first
            refusal to purchase such parcel or any portion thereof or interest therein;

                  (vi) there are no parties (other than the Buyer) in possession of such parcel;

            (b) Section 4.16(b) of the Disclosure Schedule lists all real property leased or subleased to the Buyer. The Buyer has delivered to the Principal Sellers correct and complete copies of the leases and subleases listed in Section 4.16(b) of the Disclosure

      Schedule (as amended to date) which such leases and subleases have not been amended or modified since the date thereof. Except as set forth in
      Section 4.16(b) of the Disclosure Schedule, with respect to each lease and sublease listed therein:

                  (i) the lease or sublease is legal, valid, binding,
            enforceable, and in full force and effect;

                  (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on materially identical terms following the consummation of the transactions contemplated hereby;

                  (iii) Neither the Buyer, nor to its Knowledge any other party to the lease or sublease, is in breach or default in any material respect, and, to its Knowledge, no event has occurred which, with notice or lapse of time, would constitute a breach or default in any material respect, or permit termination, material modification, or acceleration thereunder;

                  (iv) no party to the lease or sublease has repudiated any
            provision thereof;

                  (v) there are no disputes, oral or written agreements, or
            forbearance program in effect as to the lease or sublease;

                  (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are, to the Knowledge of the Buyer, true and correct with respect to the underlying lease;

                  (vii) the Buyer has not assigned, transferred, conveyed,
            mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                  (viii) all facilities leased or subleased thereunder have
            received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, the failure of which to obtain could have a Material Adverse Effect on the Buyer, and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations.

            (c) The buildings, real property, improvements, machinery, equipment, and other tangible assets owned by the Buyer or used by it in the conduct of its business as presently conducted are in good operating condition and repair in all material respects, normal wear and tear excepted.

      4.17. Intellectual Property.

            (a) Section 4.17(a) of the Disclosure Schedule identifies each item of Intellectual Property that the Buyer owns or has the right to use pursuant to license, sublicense, agreement, or permission.

            (b) Except as set forth in Section 4.17(b) of the Disclosure Schedule, the Buyer owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the operation of its business as presently conducted.

            (c) To the Knowledge of the Buyer, the Buyer has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and there has never been any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of the Buyer, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Buyer.

            (d) To the Knowledge of the Buyer, the Buyer will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

      4.18. Inventories. Except as set forth in Section 4.18 of the Disclosure Schedule, the inventory of the Buyer, taken as a whole, reflected in the Most Recent Balance Sheet and books and records of the Buyer is valued at the lower of cost (on a first-in, first-out basis) or market in accordance with GAAP, consistently applied, and does not include any material amount of obsolete items or any items or any material accumulation of slow moving items or below standard quality which, in each case, cannot be used or returned in the Ordinary Courses of Business.

      4.19. Contracts. Section 4.19 of the Disclosure Schedule lists the following contracts and other agreements (including any contracts and agreements listed in Sections 4.11, 4.16, 4.17, and 4.28 of the Disclosure Schedule but excluding any contracts or agreements that are terminable by the Buyer on not more than 30 days notice without penalty) to which the Buyer is a party:

            (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per year;

            (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Buyer or involve consideration in excess of $25,000;

            (c) any agreement concerning a partnership or joint venture;

            (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $25,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

            (e) any agreement concerning confidentiality or noncompetition;

            (f) any agreement relating to the Buyer, its assets, liabilities and business between or among the Buyer and any of its Affiliates;

            (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (h) any collective bargaining agreement;

            (i) any agreement providing for the employment or consultancy with any individual on a full-time, part-time, consulting or other basis in excess of $25,000 per year or providing severance or retirement benefits;

            (j) any agreement under which it has advanced or loaned any amount to any of its stockholders, Affiliates, directors, officers, or employees other than in the Ordinary Course of Business;

            (k) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Buyer; or

            (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000 per year.

The Buyer has delivered to the Principal Sellers a correct and complete copy of each written agreement listed in Section 4.19 of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.19 of the Disclosure Schedule. Except as disclosed in
Section 4.19 of the Disclosure Schedule, with respect to each such agreement:
(i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) subject to the Buyer obtaining the necessary consents disclosed in
Section 4.32 of the Disclosure Schedule, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on materially identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default in any material respect, and, to the

Knowledge of the Buyer, no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect, or permit termination, material modification, or acceleration, under the agreement; and
(iv) no party has repudiated any provision of the agreement.

      4.20. Notes and Accounts Receivable. Except as set forth in Section 4.20 of the Disclosure Schedule, all notes and accounts receivable of the Buyer are reflected properly on its books and records in accordance with GAAP, are valid receivables, arose from bona fide transactions in the Ordinary Course of Business subject to no setoffs or counterclaims except as recorded as accounts payable.

      4.21. Powers of Attorney. Except as set forth in Section 4.21 of the Disclosure Schedule and except pursuant to this Agreement, there are no outstanding powers of attorney executed on behalf of the Buyer in respect of the Buyer, its assets, liabilities or business.

      4.22. Insurance and Risk Management. Section 4.22 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the business operations of the Buyer is a party, a named insured, or otherwise the beneficiary of coverage on the date hereof:

            (a) the name, address, and telephone number of the agent;

            (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (c) the policy number, the period of coverage and premium; and

            (d) a description of any retrospective premium adjustments or other loss-sensitive premium arrangements.

Except as set forth in Section 4.22 of the Disclosure Schedule, with respect to each such insurance policy: (i) the policy is in full force and effect; (ii) the transactions contemplated hereby will not result in the cancellation or modification of such policies; (iii) neither the Buyer nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), which would permit termination, material modification, or acceleration, under the policy; (iv) the Buyer has delivered true and complete copies of all policies and related indemnity or premium payment agreements to the Principal Sellers; and (v) no party to the policy has repudiated any provision thereof. Section 4.22 of the Disclosure Schedule describes any self-insurance arrangements affecting the Buyer.

      4.23. Litigation. Except as disclosed in Section 4.23 of the Disclosure Schedule, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the Buyer's Knowledge, threatened, that if determined adversely to the Buyer would be reasonably likely to result in a Material Adverse Effect on the Buyer, or that question the validity of this Agreement or any of the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or any of the Related Agreements nor, to the Buyer's Knowledge, is there any basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Buyer affecting adversely in any material respect any of their respective assets, businesses or operations under any federal, state or local law.

      4.24. Product Warranties Defects Liability. Except as set forth in Section
4.24 of the Disclosure Schedule, to the Knowledge of the Buyer, substantially all products manufactured, sold, leased, or delivered by the Buyer have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Buyer has no liability for replacement or repair thereof, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet. Section 4.24 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Buyer's products generating $1,000,000 in annual net sales, since January 1, 1996 (containing applicable guaranty, warranty, and indemnity provisions). Except as set forth in Section 4.24 of the Disclosure Schedule, to the Knowledge of the Buyer, the Buyer has no liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Buyer and there has been no inquiry or investigation made in respect thereof by any Person including any governmental or administrative agency, other than such liability for which the Buyer has obtained insurance coverage pursuant to insurance policies listed in Section 4.22 of the Disclosure Schedule which such policies will remain in full force and effect without material modification or increase in premium as a result of the transactions contemplated hereby.

      4.25. Employees. To the Knowledge of the Buyer, no executive, key employee, or group of employees has any plans to terminate employment with the Buyer. The Buyer has not experienced any labor disputes or work stoppage due to labor disagreements. The Buyer is not, nor has ever been, a party to any collective bargaining agreements or the subject of any organizational activity.

      4.26. Employee Benefits.

            (a) Section 4.26 of the Disclosure Schedule lists each Employee Benefit Plan that the Buyer maintains or to which the Buyer contributes relating to its current or former employees, officers or directors.

                  (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) materially complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (ii) All required reports and descriptions (including Form
            5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

                  (iii) The Buyer has delivered to the Principal Sellers correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

            (b) With respect to each Employee Benefit Plan that the Buyer maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute, there have been no Prohibited Transactions. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Buyer has no Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

            (c) The Buyer does not maintain, nor ever has maintained, nor contributes, nor ever has contributed, nor ever has been required to contribute, to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

            (d) The Buyer does not maintain, nor ever has maintained, nor contributes, nor ever has contributed, nor has ever been required to contribute, to any Employee Pension Benefit Plan.

            (e) No promise or commitment to amend or improve any Employee Benefit Plan for the benefit of current or former directors, officers, or employees which is not reflected in the documentation provided to the Principal Sellers has been made.

            (f) The transactions contemplated by this Agreement shall not alone or upon the occurrence of any additional or subsequent event, result in any payment, of severance or otherwise, or acceleration, vesting or increase in benefits under any Employee Benefit Plan for the benefit of any current or former director, officer, or employee of the Buyer.

      4.27. Environment, Health, and Safety.

            (a) Except as disclosed in Section 4.27 of the Disclosure Schedule:

                  (i) The Buyer is and has been in compliance with all
            applicable Environmental Laws and Safety Laws the violation of which could have a Material Adverse Effect on the Buyer;

                  (ii) The Buyer has obtained, and is and has been in material compliance with the conditions of, all Environmental Permits required for the continued conduct of its business in the manner now conducted and presently proposed to be conducted;

                  (iii) The Buyer has filed all required applications, notices and other documents necessary to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of its business in the manner now conducted and presently proposed to be conducted;

                  (iv) there are, to the knowledge of the Buyer, no
            circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of the Buyer in respect of off-site storage, transportation or disposal of, or any off-site Release of, a Chemical Substance which reasonably may be expected to give rise to any Environmental Liabilities and costs;

                  (v) there are, to the knowledge of the Buyer, no circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of the Buyer, including but not limited to any on-site Storage, use, disposal or Release of a Chemical Substance, which reasonably may be expected to give rise to any Environmental Liabilities and Costs or Safety Liability and Costs;

                  (vi) none of the Buyer or the present or past assets,
            properties, businesses, leaseholds or operations of the Buyer has received or is subject to, or within the past three years has been subject to, any outstanding order, decree, judgment, complaint, agreement, claim, citation, or notice or is subject to any ongoing judicial or administrative proceeding indicating that Buyer or the past and present assets of the Buyer are or may be: (A) in violation of any Environmental Law; (B) in violation of any Safety Laws; (C) responsible for the on-site or off-site storage or Release of any Chemical Substance; or, (D) liable for any Environmental Liabilities and Costs or Safety Liabilities and Costs;

                  (vii) no investigation or review with respect to the matters identified in subsection (vi) is pending or, to the Knowledge of the Buyer, is threatened, nor has any Authority or other third-party indicated an intention to conduct the same;

                  (viii) neither the business of the Buyer nor any of its
            properties or assets is subject to, or as a result of the transactions contemplated by this Agreement will be subject to, the requirements of any Environmental Laws which require notice, disclosure, cleanup or approval prior to transfer of the Buyer Shares or the business of the Buyer or which will impose Liens on any such asset or property or otherwise interfere with or affect the business of the Buyer;

                  (ix) Section 4.27 of the Disclosure Schedule lists all
            property presently or previously leased, owned or operated by the Buyer and identifies all such property (and the area within that property) that has been used by the Buyer or by any other Person (including a prior owner or operator) for the storage or disposal of Chemical Substances;

                  (x) Section 4.27 of the Disclosure Schedule lists all off-site locations, including, without limitation, commercial waste disposal facilities or municipal landfills, to which or at which Chemical Substances originating from the Buyer or its assets, properties or business have been sent (or otherwise have come to be located) in amounts that would require a waste manifest under the Resource Conservation and Recovery Act of 1976 as now in effect for treatment, storage, disposal, reuse or recycling;

                  (xi) Section 4.27 of the Disclosure Schedule sets forth a list of all underground storage tanks owned or operated at any time by the Buyer and, except as disclosed in Section 4.27 of the Disclosure Schedule, no such tank is leaking or has leaked at any time in the past, and there is no pollution or contamination of the Environment caused by or contributed to or threatened by a Release of a Chemical Substance from any such tank; and

                  (xii) Section 4.27 of the Disclosure Schedule lists all
            environmental audits, inspections, assessments, investigations or similar reports in the Buyer's possession or of which the Buyer is aware relating to the Buyer's assets, properties or business or the compliance of the same with applicable Environmental Laws and Safety Laws.

            (b) For purposes of this Section 4.27 only, all references to "the Buyer" are intended to include any and all other entities to which the Buyer may be considered a successor under applicable Environmental Laws. The representations and warranties in this section are the only representations and warranties with respect to Environmental

      Laws or Environmental Liabilities and Costs, or Safety Laws or Safety Liabilities and Costs notwithstanding any other language in this Agreement of general applicability.

      4.28. Affiliated Transactions. Except as set forth in Section 4.28 of the Disclosure Schedule, the Buyer is not party to or bound by any contract, commitment or understanding with any of its stockholders, directors or officers or any of their Affiliates or any member of their family and none of its stockholders, directors or officers or those of Affiliates or any member of their family owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the business of the Buyer.

      4.29. Government Contracts. Except as set forth in Section 4.29 of the Disclosure Schedule, the Buyer has not been and is not a party to any contract or arrangement with any federal, state or local government agency.

      4.30. Distributors, Customers, Suppliers. Section 4.30 of the Disclosure Schedule sets forth a complete and accurate list of (i) the ten largest customers (by dollar volume) of the Buyer during the Most Recent Fiscal Year, indicating the existing contractual arrangements with each such customer by product, (ii) all suppliers of significant materials or services to the Buyer, indicating the contractual arrangements for continued supply from such Person and (iii) the ten largest distributors (by dollar sales volume) of products of the Buyer. Except as set forth in Section 4.30 of the Disclosure Schedule, the Buyer has not been threatened or notified, orally or in writing, by one or more of the distributors, customers or suppliers listed in Section 4.30 of the Disclosure Schedule that such Persons have terminated or intend to terminate or are considering terminating their respective business relationships with the Buyer, or are modifying such relationships with the Buyer in a manner which is less favorable to the Buyer.

      4.31. No Illegal Payments, Etc. To the Knowledge of the Buyer, neither the Buyer, nor any of the directors, officers, employees or agents of the Buyer, has
(a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Buyer (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which would subject the Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a Material Adverse Effect on the Buyer or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

      4.32. Consents. Section 4.32 of the Disclosure Schedule sets forth a true, correct and complete list of any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the consummation of the transactions contemplated by this Agreement.

      4.33. Disclosure. The representations and warranties contained in this
Section 4 (including the Disclosure Schedule and any other schedules and exhibits required to be delivered by the Buyer to the Sellers pursuant to this Agreement) and any certificate required to be furnished by the Buyer to the Sellers at the Closing do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

      4.34. Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Section 4, the Buyer makes no representation or warranty, express or implied, at law or in equity, in respect of the Buyer and NewSub, or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness of any asset or product for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

      4.35. Interim Operations of NewSub. NewSub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, NewSub has not and will not have incurred, directly or indirectly, through any Subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5. Covenants. The Parties agree as follows:

      5.1. General. Each of the Parties will use its respective commercially reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective (a) the Merger and the other transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below) and (b) the offer and sale by the Buyer, as soon as practicable after the Closing Date, in an underwritten Initial Public Offering, of common stock issued by the Buyer at a price per share currently anticipated to be $11.00, with aggregate net proceeds to the Buyer from such public offering currently anticipated to be $44 million.

      5.2. Notices and Consents. From and after the date of this Agreement through the Effective Time, each of the Parties has given any notices to third parties, and will use its or his commercially reasonable best efforts to obtain any third party consents that are required in connection with the transactions contemplated by this Agreement, as set forth in Section 3.32 and Section 4.32 to the Disclosure Schedule, including without limitation.

      5.3. Operation of Business. From and after the date of this Agreement through the Effective Time, each of Amitek and Buyer will not (and will not cause or permit any of its

Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, each of Amitek and Buyer (i) will not (and will not cause or permit any of its Subsidiaries to) (A) change or amend its charter or by-laws; (B) issue, sell or otherwise dispose of any of its capital stock or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock, declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (C) will not pay any amount to any third party with respect to any liability or obligation (including any costs and expenses that have been incurred or may be incurred in connection with this Agreement and the transactions contemplated hereby) outside the Ordinary Course of Business or in excess of $25,000 or (D) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.11 or Section 4.11 above, as the case may be, and (ii) Amitek will use its commercially reasonable best efforts to (A) keep available to the Surviving Company and the Buyer, the services of its present officer's, employees, agents and independent contractors, (B) preserve for the benefit of Buyer the goodwill of Amitek's customers, suppliers, landlords and others having business relations with it; (C) cooperate with Buyer in assisting it to obtain the financing of the cash portion of the Merger Consideration.

      Notwithstanding anything to the contrary in this Section 5.3 or elsewhere in this Agreement, the Sellers, in their capacity as stockholders of Amitek, shall be entitled to receive cash distributions ("Tax Distributions") that fully cover their tax liability attributable to Amitek's income for the period commencing January 1, 1999 and ending on the Closing Date calculated by assuming that the highest marginal individual tax rate applicable to Florida residents applies to that income. If there is an outstanding balance in Amitek's accumulated adjustments account (the "AA Account") within the meaning of Section 1368 of the Code after such Tax Distributions are made, the Sellers may elect to take a distribution to the extent of the outstanding AA Account balance (the "AA Distribution").

      5.4. Preservation of Business. From and after the date of this Agreement through the Effective Time, each of Amitek and the Buyer will use its commercially reasonable best efforts to keep (and will cause each of its Subsidiaries to use its commercially reasonable best efforts to keep) its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      5.5. Full Access. From and after the date of this Agreement through the Effective Time, each of Amitek and the Buyer will permit (and will cause each of its Subsidiaries to permit) representatives of the other Parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations, to all of its premises, properties, personnel, books, records (including Tax records), contacts, and documents.

      5.6. Notice of Developments. From and after the date of this Agreement through Effective Time, each Party will give prompt written notice to the other Party of any development causing a breach of any of its own representations and warranties in Section 3 or Section 4 above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant.

      5.7. Exclusivity. From and after the date of this Agreement through the Effective Time, none of Amitek, the Principal Sellers or the Buyer will (and each of them will not cause or permit any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating or enter into or consummate any transaction relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of Amitek, the Buyer or any of their respective Subsidiaries (other than sales of inventory for a fair value in the Ordinary Course of Business) (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Amitek and the Principal Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing, and the Buyer will notify Principal Sellers immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing

      5.8. Access to Records after Closing. For a period of three years after the Closing Date, the Principal Sellers and their representatives shall have reasonable access to all of the books and records Amitek to the extent that such access may reasonably be required by the Principal Sellers in connection with matters relating to or affected by the operations of Amitek prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. The Principal Sellers shall be solely responsible for any costs or expenses incurred by them pursuant to this Section
5.8. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such three-year period, Buyer shall, prior to such disposition, give the Principal Sellers a reasonable opportunity, at the Principal Sellers' expense, to segregate and remove such books and records as the Principal Sellers may select.

      5.9. Future Assurances. At any time and from time to time after the Closing, at the request of Buyer and without further consideration, the Principal Sellers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably determine is necessary to transfer, convey and assign to Buyer, and to confirm Buyer's title to or interest in Amitek, to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto. The Principal Sellers hereby constitute and appoint Buyer and its successors and assigns as their true and lawful attorney in fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of the Principal Sellers but on behalf of and for the benefit of the Buyer and its successors and assigns, to demand and receive any and all of the assets, properties, rights and business hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Principal Sellers or otherwise, for the benefit of the Buyer or its successors and assigns, proceedings at law, in equity, or otherwise, which the Buyer or its successors or assigns reasonably deem proper in order to collect or reduce to possession or any of the assets of Amitek to do all acts and things in relation to the assets which the Buyer or its successors or assigns reasonably deem desirable.

      5.10. Certain Tax Matters.

            (a) Tax Treatment. The Parties shall use their respective best efforts to cause the transactions contemplated hereby to qualify as a reorganization under the provisions of Section 368(a) of the Code. Without limiting the foregoing, (i) all Parties hereto agree to comply with the reporting requirements of Treasury Regulation Section 1.368-3, (ii) all Parties hereto agree to provide customary representation letters in connection with the provision of the Tax Opinions contemplated by Section
      6.1 and 6.2 hereof, and (iii) the Buyer, the Buyer's Affiliates and the Principal Sellers agree not to take any action before or after the date hereof to cause the Merger contemplated hereby not to be qualify as a tax-free reorganization.

            (b) Pre-Closing Tax Returns. The Principal Sellers shall prepare (or cause to be prepared) and the Surviving Corporation shall timely file all Tax Returns ("Pre-Closing Tax Returns") for Amitek that are required to be filed after the Closing Date and that relate to any taxable period (or portion thereof) ending on or before the Closing Date. The Principal Sellers shall permit the Buyer to review and comment on each Pre-Closing Tax Return at least ten (10) business days prior to the filing thereof.

            (c) Cooperation. The Buyer, the Surviving Corporation, Amitek and the Principal Sellers shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Pre-Closing Tax Returns pursuant to this Section 5.10 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include (x) the retention and, upon any other Party's request, the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding, and (y) making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Surviving Corporation shall (A) retain all books and records with respect to tax matters pertinent to Amitek and/or the Principal Sellers relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Principal Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) give all other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records, and, if the records are to be discarded or destroyed and such other Parties so request, the Surviving Corporation shall allow the requesting Parties to take possession of such books and records prior to destroying or discarding them.

            (d) Tax Audits and Proceedings Relating to a Pre-Closing Period. After the Closing, the Buyer or the Surviving Corporation shall promptly notify the Principal Sellers in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of Amitek attributable to any period prior to the Closing Date. In the case of an audit or administrative or judicial proceeding that relates to periods (or portions thereof) ending before the Closing Date, the Principal Sellers shall have the right, at their expense, to participate in and control such audit or proceeding to the extent that such audit or proceeding relates to a potential adjustment for which the Principal Sellers would have liability; the Buyer may participate in, (but not control) at the Buyer's expense, any such audit or proceeding. Neither the Buyer, the Surviving Corporation nor the Principal Sellers shall enter into any compromise or agree to settle any claim pursuant to any tax audit or proceeding that would have an adverse effect on any other Party without the written consent of such other Party, which consent may not be unreasonably withheld or unreasonably delayed. The Buyer, the Surviving Corporation and the Principal Sellers agree to cooperate in the defense against or compromise of any claim in any audit or proceeding.

            (e) Tax Benefits Relating to Compensatory Payments, Stock Option Agreement and Bonus Plan. Buyer shall promptly pay to the Principal Sellers, upon actual realization, as part of the purchase price for the Amitek Shares, amounts equal to the amounts by which the total Tax liability of Buyer, Amitek, the Surviving Corporation or any affiliate or any successor thereto is reduced (i.e. net of any directly related Tax costs) as a result of Tax deductions or other Tax benefits resulting from compensatory payments to certain long-term or key employees of Amitek pursuant to the Bonus and Settlement for Past Services Agreements, the Stock Option Agreement and the Bonus Plan. Purchaser shall use its reasonable best efforts to claim such Tax deductions or other Tax benefits at the earliest possible time (and to mitigate any such directly related Tax costs). Such payment shall be made 50% in cash and 50% in Century Common Stock valued at the then Fair Value for such stock.

      5.11. National Bank of Canada Loan Obligations. Buyer shall use its best efforts to cause National Bank of Canada ("NBC") to consent to the consummation of the Merger and the other transactions contemplated in this Agreement under the Loan Agreement dated June 4, 1998, as amended, among NBC, Amitek, M&K and the Principal Sellers, and all related guarantees, security agreements, notes and mortgages (collectively, the "NBC Loan Documents"), and to release the Principal Sellers and M&K from all of their respective obligations under the NBC Loan Documents. Each of Amitek and the Principal Sellers shall cooperate with Buyer in connection with Buyer obtaining such NBC consents and releases. Notwithstanding anything to the contrary in Article 9 or otherwise in this Agreement, Buyer shall indemnify and hold the Principal Sellers and M&K harmless from and after the Closing Date from and against all Losses arising out of or in connection with the NBC Loan Documents.

      5.12. Capital Leases. Notwithstanding anything to the contrary in this Agreement, Buyer understands and agrees that Amitek shall use its commercially reasonable best efforts to seek to obtain the consent or approval of the Merger and the other transactions contemplated by this Agreement from any other party to the capital leases set forth on Exhibit E hereto, whether or not such capital leases by their terms require any such consent or approval. Notwithstanding anything to the contrary in Article 9 or otherwise in this Agreement, in the event Amitek fails to obtain such consents or approvals, Buyer agrees to indemnify and hold harmless each of the Principal Sellers and M&K from and after the Closing Date from and against all Losses arising out of or in connection with such capital leases. Buyer covenants and agrees to use its best efforts to obtain any required consents or approvals of any other parties under such capital leases and to cause the release of the Principal Sellers and M&K from all of their respective obligations thereunder or relating thereto, all within one year after the Closing Date, and to provide reasonably satisfactory evidence thereof to the Principal Sellers. In the event Buyer shall for any reason fail to obtain any such consents, approvals and releases within such one-year period, Buyer shall pay in full and discharge and release all outstanding obligations of Amitek, the Principal Sellers, M&K and the Surviving Corporation under such capital leases.

      5.13. Certain Amitek Trade Payables. Buyer understands and agrees that, as more fully described in Exhibit F hereto, in consideration for the cancellation of certain indebtedness owed by Amitek to M&K, Amitek has assumed all liability for certain trade payables of M&K (and of Amitek and M&K jointly) (the "Assumed Payables") and agreed to hold harmless M&K and the Principal Sellers from and against all Losses arising out of or in connection with the Assumed Payables. Notwithstanding anything to the contrary in Article 9 or otherwise in this Agreement, Buyer agrees to indemnify and hold harmless the Principal Sellers and M&K from and after the Closing Date from and against all Losses arising out of or in connection with the Assumed Payables.

      5.14. Removal of Non-Amitek Assets and Personnel. In the interests of a smooth transition, the Buyer and the Surviving Corporation hereby agree to permit the Principal Sellers and their affiliates to locate certain non-Amitek assets and personnel, described in Exhibit Q hereto, at the Amitek facility at 1701 Clint Moore Road, Boca Raton, FL, without further compensation therefor, until January 15, 2000.

      5.15. "Drop Down" of Amitek Assets and Liabilities to NewSub. Immediately following the Effective Time, the Buyer shall assign to NewSub, and NewSub shall assume, all of the Buyer's right, title and interest in, to and under all property, rights, privileges, powers, franchises, contracts, agreements, leases, undertakings, commitments, and other property and assets of Amitek acquired, and all debts, liabilities, duties and obligations of Amitek assumed, by the Buyer in the Merger, all pursuant to an Assignment and Assumption Agreement by and between the Buyer and NewSub in substantially the form attached hereto as Exhibit R.

6. Conditions to Obligation to Close.

      6.1. Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) Representations and Warranties. The representations and warranties set forth in Section 3 above shall be true and correct when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality;

            (b) Performance by Sellers. The Sellers shall have performed and complied with all of their covenants, agreements and obligations hereunder through the Closing;

            (c) Consents. The Sellers shall have (i) procured all of the governmental approvals, consents or authorizations and third party consents specified in Section 3.32 and Section 5.2 above;

            (d) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
      (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Amitek Shares or have a Material Adverse Effect on Amitek (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (e) Lombardo Employment Agreement. Mark Lombardo shall have entered into an Employment, Consulting and Noncompetition Agreement substantially in the form of Exhibit G hereto and the same shall be in full force and effect.

            (f) Certificates. The Principal Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in
      Section 6.1(a) and (b) is satisfied in all respects;

            (g) Buyer's Stockholders Agreement. Each of the Principal Sellers shall have executed an instrument of joinder to the Buyer's Stockholders Agreement, as amended and restated in its entirety in the form of Exhibit H hereto, agreeing to be bound as a party thereto;

            (h) Opinion. The Buyer shall have received from Ropes & Gray, counsel to the Principal Sellers, an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Buyer, and dated as of the Closing Date;

            (i) Tax Opinion. The Buyer shall have received from Hemenway & Barnes, tax counsel to the Buyer, an opinion reasonably satisfactory to the Buyer that the merger transactions qualify as "tax-free" reorganizations under Code Sections 368(a)(1)(A) and 368(a)(2)(D);

            (j) No Material Adverse Change in Amitek. There shall not have been any change which has resulted in a Material Adverse Effect on Amitek and no event has occurred or circumstance exists that may result in such a Material Adverse Effect.

            (k) All Necessary Actions. All actions to be taken by Amitek in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

            (l) Consent of Fidelity and USA Funding. The Buyer shall have received any required consent and approvals from Fidelity and USA Funding.

      The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

      6.2. Conditions to Obligations of the Principal Sellers and Amitek. The obligation of the Principal Sellers and Amitek to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            (a) Representations and Warranties. The representations and warranties set forth in Section 4 above shall be true and correct when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality;

            (b) Performance by Buyer. The Buyer shall have performed and complied with all of its covenants, agreements and obligations hereunder through the Closing;

            (c) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
      (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this

      Agreement to be rescinded following consummation, (iii) affect adversely the right of the Sellers to own the Buyer Shares or have a Material Adverse Effect on the Buyer (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (d) Buyer's Board of Directors. Myung Ho Park shall have been duly elected, effective as of the Closing, to serve as a director of the Buyer pursuant to the provisions of the Buyers' Stockholders Agreement;

            (e) Buyer's Stockholders Agreement. The Buyer's Stockholders Agreement shall have been amended by the Waiver of Rights and Amendment under Stockholders Agreement set forth as Exhibit J hereto, and the same shall be in full force and effect;

            (f) Certificates. The Buyer shall have delivered to Amitek a certificate to the effect that each of the conditions specified in Section 6.2(a) and (b) is satisfied in all respects;

            (g) Employment Agreement. The Buyer and Myung Ho Park shall have entered into an Employment Agreement substantially in the form of Exhibit K hereto and the same shall be in full force and effect;

            (h) Stock Pledge Agreement. The Buyer shall have executed a Stock Pledge Agreement substantially in the form of Exhibit L hereto and the same shall be in full force and effect; and the Buyer shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements, memoranda of intellectual property security interests and other instruments as the Principal Sellers may have reasonably requested in order to perfect the Liens purported or required pursuant to the Stock Pledge Agreement and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes.

            (i) Registration Rights Agreement. The Buyer and the Sellers shall have executed a Registration Rights Agreement substantially in the form of Exhibit M hereto and the Buyer and HarbourVest shall have executed a Waiver of Rights and Amendment in the form of Exhibit O hereto, and each of the same shall be in full force and effect;

            (j) No Material Adverse Change in the Buyer. There shall not have been any change which has resulted in a Material Adverse Effect on the Buyer and no event has occurred or circumstance exists that may result in such a Material Adverse Effect.

            (k) Opinion. The Principal Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit N attached hereto, addressed to the Principal Sellers, and dated as of the Closing Date;

            (l) Tax Opinion. The Principal Sellers shall have received from Ropes & Gray, tax counsel to the Principal Sellers, an opinion reasonably satisfactory to the Principal Sellers that the merger transactions qualify as "tax-free" reorganizations under Code Sections 368(a)(1)(A) and 368(a)(2)(D);

            (m) Valuation Opinion. The Principal Sellers shall have received a valuation opinion of Advest, dated as of the Closing Date, reasonably satisfactory to the Principal Sellers, valuing the Buyer Shares at no less than 50% of the total Merger Consideration; and

            (n) All Necessary Actions. All actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Principal Sellers.

            (o) NBC Loan Documents. The consent of NBC under the NBC Loan Documents shall have been granted and the obligations of the Principal Sellers and M&K under the NBC Loan Documents shall have been discharged and released in accordance with Section 5.11, or all indebtedness and liens outstanding under the NBC Loan Documents shall have been paid in full and discharged in accordance with Section 5.11, all to the complete satisfaction of the Principal Sellers.

            (p) Capital Leases. Any required consents or approvals of the respective lessors under each of the capital leases set forth in Exhibit E hereto (the "Capital Leases") shall have been obtained and all obligations of the Principal Sellers and M&K in respect of the Capital Leases shall have been discharged or released, all to the complete satisfaction of the Principal Sellers.

            (q) Centennial Waiver or Buy-Out. Either (I) the Buyer and Centennial Technologies, Inc., a Delaware corporation, or any successor or assignee thereof ("Centennial"), shall have executed a document in substantially the form of the Waiver of Rights and Amendment attached as Exhibit O with only such changes as are necessary to reflect that such agreement refers to the registration rights of Centennial rather than to those of HarbourVest, or (II) the Buyer shall have repurchased all of the capital stock of the Company owned by Centennial and all registration rights shall have been terminated in connection therewith.

      The Principal Sellers may waive any condition specified in this Section
6.2 if they all execute a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7. Noncompetition.

      (a) Each Principal Seller agrees that, in consideration of the purchase by Buyer hereunder, it, he or she shall not, on or prior to the date which is three
(3) years after the Closing Date, directly or indirectly, run, own, manage, operate, control, be employed by, provide consulting services to, be an officer or director of, participate in, lend his, her or its name to, invest in or be connected in any manner with the management, ownership, operation or control of any business, venture or activity which competes with the business being conducted or proposed to be conducted at the Closing Date by the Buyer, Merger Sub as the Surviving Corporation or Amitek; provided, however, no Principal Seller shall be considered to be in default of this Section 7 solely by virtue of holding for portfolio purposes as a passive investor not more than five percent (5%) of the issued and outstanding equity securities of a corporation, the equity securities of which are listed or quoted on a stock exchange or an over-the-counter market within the United States; provided, further, that no Principal Seller shall be considered to be in default of this Section 7 by virtue of his continued participation in any activity which is disclosed in
Section 7 of the Disclosure Schedule; provided, further, that no Principal Seller shall be considered to be in default of this Section 7 by virtue of his ownership, operation, control or management of or any other participation with or in NewSub in connection with the enforcement of the Principal Sellers' rights under the Stock Pledge Agreement.

      (b) Each of the Principal Sellers further agrees that for a period of three (3) years after the Closing Date such Principal Seller will not directly or indirectly without the prior written consent of Buyer, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any person who is an employee of Amitek, the Buyer, NewSub or any Subsidiary, group, or division of Buyer, or any Affiliate thereof, to leave such employment unless such person has been terminated by such Person.

8. Confidentiality. Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information of the other Parties except in connection with this Agreement (including seeking the approval of any of its institutional or corporate shareholders, including but not limited to HarbourVest Partners V-Direct Fund and Centennial Technologies, Inc.), and deliver promptly to such other Parties or destroy, at the request and option of such other Parties, all tangible embodiments (and all copies) of such other Parties' Confidential Information which are in his or its possession. In the event that any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of another Party, such Party will notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 8. If, in the absence of a protective order or the receipt of a waiver hereunder, any Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use his or its best efforts to obtain, at the request of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential

Information required to be disclosed as such other Party shall designate. Notwithstanding the foregoing, each of the Parties acknowledge that each institutional and corporate shareholder identified above shall be permitted to disclose summary financial information and narrative descriptions relating to the Confidential Information to its partners and shareholders and prospective partners and shareholders.

9. Indemnification.

      9.1. Exclusive Remedy. This Section 9 shall provide the sole and exclusive remedy following the Closing for any and all Losses sustained or incurred by any Party or its successors and assigns relating to or arising in connection with
(a) any inaccuracy or breach of a representation or warranty made in this Agreement, (b) any breach or failure to comply with any covenants or agreements contained herein or in any document delivered hereunder which do not require performance after the Effective Time, (c) any misrepresentation in or omission from any certificate, instrument or other document delivered hereunder or in connection herewith or (d) any other Losses that arise in connection with this Agreement or with respect to which indemnification is provided in this Section 9.

      9.2. Survival of Representations and Warranties. All of the representations and warranties contained herein or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect for a period of eighteen (18) months after the Closing Date. Following the termination of any such representation and warranty, no party shall have the right or be permitted to bring any claim for breach of such terminated representation or warranty unless written notice thereof is given to the breaching party or parties prior to such termination date. All covenants and indemnities of the Parties in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect forever.

      9.3. Indemnity by Principal Sellers. The Principal Sellers hereby agree to jointly and severally indemnify, defend and hold harmless Buyer and each of its directors, officers and Affiliates against and in respect of all liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter, whether or not arising out of a claim by a third party (collectively, the "Losses") resulting from (a) the inaccuracy of any representation or warranty made by Amitek or the Principal Sellers herein, (b) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of the Principal Sellers or Amitek contained herein or in any agreement or instrument required to be entered into in connection herewith, or (c) any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Amitek or the Principal Sellers hereunder; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Principal Sellers shall be liable under this Section 9.3 in respect of Losses only if the aggregate of such Losses exceeds $500,000 in which case the Principal Sellers will be liable under this Section 9.3 for the amount of such Losses in excess of $250,000, up to a maximum aggregate amount of $7,000,000 (such $7,000,000 aggregate maximum amount to be reduced dollar-for-dollar in the amount of any decrease in the Merger Consideration pursuant to Section 2.10 or Section 2.11 hereof; provided, that the amount of any such decrease in the Merger Consideration shall not be counted as a "Loss" for purposes of the $500,000 or $250,000 thresholds); and provided, further, that such Losses shall be measured in each case net of (i) the present value (using the applicable federal rate under Code Section 1274(a)(1)) of any income Tax benefits to the Buyer or NewSub reasonably expected to be realized by them as a result of such Loss and (ii) insurance proceeds if and when actually received by the Buyer or NewSub, but Buyer and NewSub shall retain the right in their sole discretion to determine whether to pursue such claims by, through or against an insurer or to bring such claims directly or indirectly against the Principal Sellers pursuant to this
Section 9.3.

      Any payment made by the Principal Sellers under this Section 9.3 shall be payable (A) if prior to the closing of an Initial Public Offering, at the option of such Principal Sellers, by either: (i) payment of the amount of such indemnifiable Loss in cash or immediately available funds, or (ii) permitting the Buyer to offset the amount of such indemnifiable Loss against the outstanding principal balance of, and any accrued and unpaid interest on, the Buyer's Notes held by such Principal Sellers (in inverse order of maturity) and, to the extent the outstanding principal balance of, and any accrued and unpaid interest on, such Buyer's Notes is less than the amount of such indemnifiable Loss, then such deficit shall be paid by such Principal Sellers in cash or immediately available funds; or (B) if following the closing of an Initial Public Offering, (i) if any principal of or interest on the Buyer's Notes remain unpaid at that time, at the option of the Principal Sellers in the manner set forth in (i) or (ii) of clause (A) above, or (ii) if the principal of and interest on the Buyer's Notes shall have been paid in full at that time, then at the option of the Buyer, by either: (x) payment of the amount of such indemnifiable Loss in cash or immediately available funds, or (y) payment of the amount of such indemnifiable Loss in a combination of the payments described in clause (B)(ii)(x) above and the transfer and assignment by such Principal Sellers to the Buyer of shares of Century Common Stock, such stock to be valued at its Fair Value as of the time of such payment and the value of such stock in no event to exceed 50% of the aggregate indemnification payment being made. Notwithstanding anything to the contrary in this Section 9, the Principal Sellers shall not have any indemnification obligation with respect to (i) any matter for which an adjustment to the Purchase Price was made pursuant to
Section 2.10 or Section 2.11 hereof and (ii) any matter specifically identified in the Draft Closing Date Balance Sheet as a difference from the Estimated Closing Date Balance Sheet (whether or not such matter is reflected in the Closing Date Balance Sheet). Buyer shall provide the Principal Sellers written notice for any claim made in respect of the indemnification provided in this
Section 9.3, whether or not arising out of a claim by a third party.

      9.4. Indemnity by Buyer. Buyer hereby agrees to indemnify, defend and hold harmless the Principal Sellers and each of their directors, officers and Affiliates against and in respect of all Losses (including but not limited to any diminution in value of the Buyer Shares) resulting from (a) the inaccuracy of any representation or warranty made by the Buyer herein, (b) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of the Buyer contained herein or in any agreement or instrument required to be entered into in connection herewith, or (c) any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by the Buyer hereunder; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Buyer shall be liable under this Section 9.4 in respect of Losses only if the aggregate of such Losses exceeds $500,000 in which case the Buyer will be liable under this
Section 9.4 for the amount of such Losses in excess of $250,000, up to a maximum aggregate amount of $7,000,000; and provided, further, that such Losses shall be measured in each case net of insurance proceeds if and when actually received by the Principal Sellers, but the Principal Sellers shall retain the right in their sole discretion to determine whether to pursue such claims by, through or against an insurer or to bring such claims directly or indirectly against the Buyer pursuant to this Section 9.4. Any payment in respect of an indemnifiable Loss made by the Buyer under this Section 9.4 shall be payable 50% in cash or immediately available funds and 50% by the Buyer issuing or transferring to the Principal Sellers validly issued, fully paid and nonassessable shares of Century Common Stock, such stock to be valued as of the time of such payment. The Principal Sellers shall provide the Buyer written notice for any claim made in respect of the indemnification provided in this Section 9.4, whether or not arising out of a claim by a third party.

      9.5. Matters Involving Third Parties.

            (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (including any proposed or actual Tax audit) (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such notice, notify each Indemnifying Party thereof in writing (a "Claim Notice") of such Third Party Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Third Party Claim); provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (b) The Indemnifying Party shall have 90 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it elects to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such expenses shall be a liability of the Indemnifying Party hereunder, subject to the limitations set forth in Sections 9.3 and 9.4 hereof. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it elects to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings with counsel reasonably satisfactory to the Indemnified Party, but subject in all cases to consultation in good faith with the Indemnified Party. If any Indemnified Party desires to participate in any such defense or settlement it may do so at its sole cost and expense, but control of such defense or settlement shall remain with the Indemnifying Party.

            (c) If the Indemnifying Party assumes the defense of a Third Party Claim, (i) it will be conclusively established for purposes of this Agreement that such Third Party Claim constitutes an indemnifiable Loss, subject to the limitations set forth in Sections 9.3 and 9.4 hereof; and
      (ii) no compromise or settlement of such claims may be offered or effected by the Indemnifying Party without the Indemnified Party's prior written consent unless (A) the proposed settlement or compromise does not contain a finding or admission of any violation of law or any violation of the rights of any Person by the Indemnified Party, (B) the proposed settlement or compromise imposes on the Indemnified Parties only monetary payment obligations, (C) there would be no indemnifiable Loss incurred by any Indemnified Party not paid or fully indemnified by the Indemnifying Party or any imposition of a consent order, obligation, agreement, injunction or decree which in the reasonable judgment of the Indemnified Party would materially restrict or competitively disadvantage the future activity or conduct of the Indemnified Party or any Subsidiary or Affiliate thereof
      (D) the proposed settlement or compromise includes a full release of the Indemnified Party and all Subsidiaries and Affiliates thereof in respect of all indemnifiable Losses resulting therefrom, related thereto or arising therefrom and (E) such settlement or compromise would not result in a waiver or other release of rights or defenses of the Indemnified Party in respect of matters not related thereto or arising therefrom.

            (d) If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Sections 9.3 and 9.4 hereof.

            (e) To the extent the Indemnifying Party shall control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will cooperate in such defense, including giving to the Indemnifying Party and its counsel any relevant powers of attorney and access to, during normal business hours and upon prior written notice from the Indemnifying Party, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use commercially reasonable efforts in the defense of all such claims.

      9.6. Matters Not Involving Third Party Claims. If a claim for indemnification by any Indemnified Party hereunder shall be asserted in respect of any claim other than a Third Party Claim, the Indemnified Party shall deliver a written notice of such claim to the Indemnifying Party requesting indemnification and specifying the basis on which indemnification is sought and the amount of the asserted Losses. In the case of such indemnification claim involving a matter other than a Third Party Claim, the Indemnifying Party shall have 60 days to object to such indemnification claim by delivery of a written notice of objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of such indemnification claim by the Indemnifying Party, and the indemnification claim shall be paid in accordance with this Section 9. Upon any final determination of the amount of an indemnification claim under this Section 9, whether by agreement between the Indemnifying Party and the Indemnified Party or by an arbitration award or by any other compromise, settlement or final adjudication, the Indemnifying Party shall pay the amount of such indemnification claim within 10 days of the date such amount is determined.

      9.7. Set-Off for Final Judgment of Fraud Only. Except as set forth in this
Section 9.7, Buyer, as maker of the Buyer's Notes, expressly waives any and all right of set-off against the Buyer's Notes, including without limitation any and all right to apply the amount of any Losses referenced in this Section 9 against any amounts payable on the Buyer's Notes. On or after the Set-Off Date, the Buyer shall have the right to set-off and apply the Award Amount of any Final Judgment of Fraud, to the extent not already paid, against the principal balance of, and accrued and unpaid interest on, the Buyer's Notes outstanding on the Set-Off Date; provided, however, that prior to the Set-Off Date neither the pendency of any claim or action asserting, or that may or shall give rise to, Buyer's right of set-off hereunder, nor the threatened or potential assertion of such a claim or action, nor any other circumstance, shall entitle Buyer to assert or exercise any right of set-off against, or delay or withhold any payment of, or defend against the entry of judgment in the Principal Sellers' favor for, any scheduled or accelerated installment of principal of or interest on the Buyer's Notes; and provided, further, that the Buyer shall have no right of set-off hereunder against any principal of or interest on the Buyer's Notes if an Event of Default (as defined in the Buyer's Notes) shall have occurred prior to the Set-Off Date. The amount of the Award Amount of any Final Judgment of Fraud that Buyer shall have the right to set-off against the Buyer's Notes hereunder shall be subject to the $7,000,000 (as reduced pursuant to Section 9.3) aggregate maximum amount of Losses for which indemnification is available under Section 9.3 and the $500,000 and $250,000 thresholds for Losses under
Section 9.3.

10. Termination.

      10.1. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) the Buyer may terminate this Agreement by giving written notice to the Principal Sellers at any time prior to the Closing (i) in the event any Principal Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Principal Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before August 30, 1999, by reason of the failure of any condition precedent under Section
      6.1 hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement); and

            (c) the Principal Sellers or Amitek may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Principal Sellers or Amitek, as the case may be, has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before August 30, 1999, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Principal Sellers or Amitek breaching any representation, warranty, or covenant contained in this Agreement).

      10.2. Effect of Termination. If any Party terminates this Agreement pursuant to Section 10. 1 above, all rights and obligations of the Parties hereunder (except for Section 8) shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

11. Miscellaneous.

      11.1. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party.

      11.2. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      11.3. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      11.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder.

      11.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      11.6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

      If to the Sellers:

      At the address set opposite their names on Exhibit A-1 hereto, with copies as specified therein.

      If to Amitek:

      Amitek Corporation
      1701 Clint Moore Road
      Boca Raton, FL 334487
      Attention: Mr. Myung Ho Park, President

      Copy, in the case of Amitek or the Sellers to:

      Ropes & Gray
      One International Place
      Boston, MA 02110-2624
      Attention: Steven A. Wilcox, Esq.

      If to the Buyer:

      Century Electronics Manufacturing, Inc.
      274 Cedar Hill Road
      Marlborough, MA  01752
      Attention: Mr. Les Sainsbury, Chief
         Executive Officer and President

      Copy to:

      Hemenway & Barnes
      60 State Street, 8th Floor
      Boston, MA  02109
      Attention: John J. Madden, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      11.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than The Commonwealth of Massachusetts.

      11.9. Consent to Jurisdiction. Each Party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Subsidiaries to submit, to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in the State of Delaware for the purpose of any Action arising out of or based upon this Agreement, the Related Agreements or relating to the subject matter hereof or thereof, in each case whether now existing or hereafter arising, (ii) hereby waives, and agrees to cause each of its Subsidiaries to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts may be removed to any federal court, should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement, the Related Agreements or the subject matter hereof or thereof, in each case whether now existing or hereafter arising, may not be enforced in or by such court, or that this Agreement, the Related Agreements or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Subsidiaries to commence any Action arising out of or based upon this Agreement, the Related Agreements or relating to the subject matter hereof or thereof, in each case whether now existing or hereafter arising, other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each Party hereby (x) consents to service of process in any such Action in any manner permitted by Delaware law; (y) agrees that service of process made in accordance with clause
(x) or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.7, is reasonably calculated to give actual notice of any such Action; and (z) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (x) or (y) does not constitute good and sufficient service of process.

      11.10.Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF ITS SUBSIDIARIES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE RELATED AGREEMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS
SECTION 11.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      11.11.Reliance. Each of the Parties hereto acknowledges that he or it has been informed by each other Party that the provisions of Sections 11.8, 11.9 and
11.10 constitute a material inducement upon which such Party is relying and will rely in entering into this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

      11.12.Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      11.13.Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      11.14. Expenses. Unless otherwise agreed, the Parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisers, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this Agreement and consummation of the transactions contemplated hereby.

      11.15.Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The inclusion of any disclosures in any section of the Disclosure Schedule shall be deemed to be an inclusion of such disclosures in all other sections of the Disclosure Schedule to the extent that the failure to so include such disclosures could cause the related representations or warranties to be inaccurate.

      11.16.Incorporation of Exhibits and Schedules. The Exhibits and schedules (including the Disclosure Schedule) identified in this Agreement are incorporated herein by reference and made a part hereof.

      11.17.Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                              CENTURY ELECTRONICS MANUFACTURING, INC.

                              By: /s/ Leslie Sainsbury
                                  --------------------
                              Title: President and CEO
                                     -----------------


                              AMITEK CORPORATION

                              By: /s/ Myung Ho Park
                                  -----------------
                              Title: President
                                     ---------


                              /s/ Myung Ho Park
                              -----------------
                              Myung Ho Park


                              /s/ Yoon Jung Park
                              ------------------
                              Yoon Jung Park

                                   Exhibit A-1
                                     Sellers

--------------------------------------------------------------------------------
Name             Number of        Amount of       Amount of        Number of
                 Amitek Shares    Cash from       Buyer's Note     Buyer's
                 Held Prior to    Buyer                            Shares
                 Merger                                            to Receive
--------------------------------------------------------------------------------
Myung Ho Park    293.351          $1,658,607      $2,117,701         624,119
--------------------------------------------------------------------------------
Yoon Jung Park   510              $2,883,540      $3,681,690       1,085,049
--------------------------------------------------------------------------------
Sung Woo Kwon    196.649          $1,111,853      $1,419,609         418,380
--------------------------------------------------------------------------------

The address for Mr. and Mrs. Park for notice pursuant to Section 11.7 of the Agreement and Plan of Merger is:

5887 NW 79th Way
Parkland, FL  33067

The address for Mr. Kwon for notice pursuant to Section 11.7 of the Agreement and Plan of Merger is:

Dae Hye Corp. Ltd.
Backsin Bldg., 2nd Floor
151-2 Samsung-Dong,
Kangnam-ku, Seoul Korea